                                                                    Exhibit 10.1


      AMENDED AND RESTATED SENIOR REVOLVING CREDIT AGREEMENT

      [THIS AMENDED AND RESTATED SENIOR REVOLVING CREDIT AGREEMENT AMENDS AND RESTATES IN ITS ENTIRETY A CERTAIN SENIOR REVOLVING CREDIT AGREEMENT DATED AS OF AUGUST 3,2000 EXECUTED BY ENESCO GROUP, INC. AND FLEET NATIONAL BANK (THE "CREDIT AGREEMENT"). ANY REFERENCE IN ANY "LOAN DOCUMENT" (AS DEFINED HEREIN AND IN THE CREDIT AGREEMENT) TO THE CREDIT AGREEMENT SHALL MEAN THE CREDIT AGREEMENT AS AMENDED AND RESTATED HEREBY]

      This Amended and Restated Senior Revolving Credit Agreement, dated as of August 23, 2000, is among Enesco Group, Inc., a Massachusetts corporation, the Borrowing Subsidiaries who may from time to time become party hereto, and Fleet National Bank, a national banking association. The parties hereto agree as follows:

                                    ARTICLE I

                                   DEFINITIONS

      As used in this Agreement:

      "Account Debtor" means any Person obligated on an Account Receivable.

      "Accounts Receivable," "Account" or "Accounts" means and includes accounts receivable and notes, drafts, acceptances and other instruments representing or evidencing a right to payment for goods sold or leased or for services rendered by the Borrower or Subsidiaries whether or not earned by performance.

      "Acquisition" means any transaction, or any series of related transactions, consummated on or after the date of this Agreement, by which the Borrower or any of its Subsidiaries (i) acquires any going business or all or substantially all of the assets of any firm, corporation or division thereof, whether through purchase of assets, merger or otherwise, or (ii) directly or indirectly acquires (in one transaction or as the most recent transaction in a series of transactions) at least a majority (in number of votes) of the securities of a corporation which have ordinary voting power for the election of directors (other than securities having such power only by reason of the happening of a contingency), a majority (by percentage or voting power) of the outstanding partnership interests of a partnership or a majority (by percentage or voting power) of the equity interests in any other Person.

      "Advance" means a borrowing hereunder consisting of the -aggregate amount of the several loans of the same Type and, in the case of LIBOR Advances or Cost of Funds Advances, for the same Interest Period, made by the Bank to a Credit Party pursuant to Section 2.3.

      "Affiliate" of any Person means any other Person directly or indirectly controlling, controlled by or under common control with such Person. A Person shall be deemed to control another Person if the controlling Person own 10% or more of any class of voting securities (or other ownership interests) of the controlled Person or possesses, directly or indirectly, the power to direct or cause the direction. of the management or policies of the controlled Person, whether through ownership of stock, by contract or otherwise.

      "Agreement" means this Amended and Restated Senior Revolving Credit Agreement, as it may be amended or modified and in effect from time to time.

      "Agreement Accounting Principles" means generally accepted accounting principles as in effect from time to time, applied in a manner consistent with that used in preparing the financial statements referred to in Section 5.4, except for any changes in manner of application required as a result of changes in generally accepted accounting principles form time to time.

      "Alternate Base Rate" means, for any day, a rate of interest per annum equal to the higher of (i) the Prime Rate for such day, or (ii) the sum of Federal. Funds Effective Rate for such day plus 1/2% per annum.

      "Alternate Base Rate Advance" means an Advance which bears interest at the Alternate Base Rate.

      "Alternate Base Rate Loan" means a Loan which bears interest at the Alternate Base Rate.



               [REMAINDER OF THIS PAGE INTENTIONALLY LEFT BLANK]

      "Applicable Margin" means the sum of (i) that number of basis points over LIBOR Base Rate, the Cost of Funds or the Alternative Base Rate, as applicable, plus (ii) the Facility Fee, (both (i) and (ii) as determined based upon the Borrower's Funded Debt/EBITDA Ratio in accordance with the pricing grid which appears below):


                            Level 1                Level 2           Level 3               Level 4
                          ----------          ----------------   ---------------       ---------------
Funded                    Less than           Greater than or     Greater than or      Greater than or
Debt/EBITDA                  1:00:1           equal to 1:00: 1    equal to 1.50:1      equal to 2.00:1
Ratio                                         to Less than        to Less than
                                              1.50:1              2.00: 1

Facility Fee                 20 bps           25 bps              30 bps               35 bps

LIBOR Base                  100 bps           125 bps             130 bps              140 bps
Rate

Cost of Funds               100 bps           125 bps             130 bps              140 bps

Alternate Base                0 bps            0 bps               0 bps               0 bps
Rate

Aggregate                   120 bps           150 bps             160 bps              175 bps
Margin

*bps - basis points


      The Applicable Margin shall be established by the Bank based upon the Borrower's Funded Debt/EBITDA Ratio calculated as of the date of a request for an Advance or as of the date of continuation or conversion of any outstanding Advance pursuant to Section 2.9, as the case may be, using the Borrower's most recently delivered financial statement under Section 6.1, with such Applicable Margin remaining in effect until expiration of any applicable Interest Period. Notwithstanding the foregoing, for Advances made during the period following the date of this Agreement through delivery by the Borrower to the Bank of its financial statement and a Compliance Certificate for the fiscal quarter ending June 30, 2000 pursuant to Section 6.1 (ii), the Applicable Margin shall be determined based upon Level I pricing.

      "Article" means an article of this Agreement unless another document is specifically referenced.

      "Authorized Officer" (i) of the Borrower means any of the President and Chief Executive Officer, the Chief Operating Officer, the Executive Vice President and Chief Administrative and Financial Officer or the Treasurer or Assistant Treasurer of the Borrower, and (ii) of any other Credit Party means any of the Persons designated as such in the Election to Participate executed by such Credit Party, each such enumerated Person acting singly.

      "Bank" means Fleet National Bank and its successors and assigns.

      "Borrower" means Enesco Group, Inc., a Massachusetts corporation, and its permitted successors and assigns.

      "Borrower Note" means a promissory note, in substantially the form of Exhibit "A-1" hereto, duly executed by the Borrower and payable to the order of a Bank in the amount of the Commitment, including any amendment, modification, renewal or replacement of such promissory note.

      "Borrowing Base Certificate" is defined in Section 6.1.

      "Borrowing Capacity" means the lesser of

      (x) Fifty Million Dollars ($50,000,000), or

      (y) the sum of eighty percent (80%) of consolidated Accounts Receivable of the Borrower and Subsidiaries which are not Ineligible Accounts of the Borrower or Subsidiaries.

      "Borrowing Date" means a date on which an Advance is or is to be made hereunder.

      "Borrowing Notice" is defined in Section 2.8.

      "Borrowing Subsidiary" means any Subsidiary that has satisfied the provisions of Section 4.3 hereof, and its permitted successors and assigns.

      "Borrowing Subsidiary Note" means a promissory note, in substantially the form of Exhibit "A-2" hereto, duly executed by a Borrowing Subsidiary and payable to the order of the Bank in the amount of the Commitment, including any amendment, modification, renewal or replacement of such promissory note.

      "Borrowing Subsidiary Obligations" means, with respect to each Borrowing Subsidiary, any and all amounts or obligations payable or performable by such Borrowing Subsidiary under or in respect of this Agreement or its Borrowing Subsidiary Note, including without limitation all principal and interest payable hereunder or under such Borrowing Subsidiary Note in respect of Loans made to such Borrowing Subsidiary.

      "Business Day" means (i) with respect to any borrowing, payment or rate selection of LIBOR Advances, a day (other than a Saturday or Sunday) on which banks generally are open in New York and London for the conduct of substantially all of their commercial lending activities and (ii) for all other purposes, a day (other than a Saturday or Sunday) on which banks generally are open in Massachusetts and New York for the conduct of substantially all of their commercial lending activities.

      "Capitalized Lease" of a Person means any lease of Property by such Person as lessee which would be capitalized on a balance sheet of such Person prepared in accordance with Agreement Accounting Principles.

      "Capitalized Lease Obligations" of a Person means the amount of the obligations of such Person under Capitalized Leases which would be shown as a liability on a balance sheet of such Person prepared in accordance with Agreement Accounting Principles.

      "Change in Control" means the acquisition by any Person, or two or more Persons acting in concert, of beneficial ownership (within the meaning of Rule l3d-3 of the Securities and Exchange Commission under the Securities Exchange Act of 1934) of 25% or more of the outstanding shares of voting stock of the Borrower.

      "Code" means the Internal Revenue Code of 1986, as amended, reformed or otherwise modified from time to time.

      "Commitment" means the obligation of the Bank, subject to Borrowing Capacity, to make Loans, or issue Letters of Credit up to a sublimit aggregate stated amount of $15,000,000, not exceeding an aggregate principal amount of $50,000,000 for all such Loans and Letters of Credit outstanding at any time, or as set forth in any Notice of Assignment relating to any assignment that has become effective pursuant to Section 12.3.1, as such amount may be modified from time to time pursuant to the terms hereof.

      "Compliance Certificate" means the Compliance Certificate in substantially the form of Exhibit "C" hereto.

      "Consolidated EBITDA" means, for any measurement period, the EBITDA of the Borrower and its Subsidiaries for such period determined on a consolidated basis in accordance with Agreement Accounting Principles.

      "Consolidated Indebtedness" means all Indebtedness of the Borrower and its Subsidiaries determined on a consolidated basis in accordance with Agreement Accounting Principles.

      "Consolidated Interest Expense" means, for any measurement period, the interest expense (including interest expense associated with Capitalized Lease Obligations) of the Borrower and its Subsidiaries for such period determined on a consolidated basis in accordance with Agreement Accounting Principles.

      "Consolidated Net Income" means, for any period, the net income (or loss) of the Borrower and its Subsidiaries on a consolidated basis for such period taken as a single accounting period determined in accordance with Agreement Accounting Principles; but excluding (i) the income (or loss) of any Affiliate of the Borrower or other Person (other than a Subsidiary of the Borrower) in which any Person (other than the Borrower or any of its Subsidiaries) has a joint interest, other than Included Joint Venture Income (which shall not be excluded pursuant to this clause (i)) and (H) the income (or loss) of any Person accrued prior to the date it becomes a Subsidiary of the Borrower or is merged into or consolidated with the Borrower or any of its Subsidiaries or that Person's assets are acquired by the Borrower or any of its Subsidiaries.

      "Consolidated Net Worth" means, as of the date of any determination thereof, the amount of the shareholders' equity of the Borrower and its Subsidiaries which would be shown on a consolidated balance sheet of the Borrower and its Subsidiaries on and as of such day, determined on a consolidated basis in accordance with Agreement Accounting Principles.

      "Consolidated Total Assets" means total assets of the Borrower and its Subsidiaries determined on a consolidated basis in accordance with Agreement Accounting Principles.

      "Consolidated Total Revenue" means total revenues of the Borrower and its Subsidiaries determined on a consolidated basis in accordance with Agreement Accounting Principles.

      "Consolidated Total Capitalization" means the sum of (i) Consolidated Indebtedness and (ii) Consolidated Net Worth.

      "Conversion/Continuation Notice" is defined in Section 2.9.

      "Controlled Group" means all members of a controlled group of corporations and all trades or businesses (whether or not incorporated) under common control which, together with the Borrower or any of its Subsidiaries, are treated as a single employer under Section 414 of the Code.

      "Cost of Funds" means the per annum rate of interest which Bank is required to pay, or is offering to pay, for wholesale liabilities of like tenor, adjusted for reserve requirements and such other requirements as may be imposed by federal, state or local government and regulatory agencies, as determined by the Bank.

      "Cost of Funds Advance" means an Advance denominated in Dollars which bears interest based upon the Cost of Funds.

      "Cost of Funds Interest Period" means, with respect to each Cost of Funds Advance, a period of time from overnight up to 7 days as may be elected by the Borrower.

      "Cost of Funds Loans" means a Loan which bears interest based upon the Cost of Funds.

      "Credit Parties" means, collectively, the Borrower and the Borrowing Subsidiaries. When used herein with respect to a particular Advance, the term "Credit Party" shall be deemed to refer to the Credit Party which requested such Advance.

      "Default" means an event described in Article VII.

      "Dollar Amount" means in relation to any Indebtedness, the Dollar amount of such Indebtedness.

      "Dollars" and "$" mean the lawful money of the United States.

      "Domestic Borrowing Subsidiary" means any Domestic Subsidiary that is also a Borrowing Subsidiary.

      "Domestic Subsidiary" means any Subsidiary which is incorporated or organized under the laws of the United States of America, any state thereof or the District of Columbia.

      "EBITDA" for any period shall mean the sum of (i) Consolidated Net Income for such period, plus, to the extent deducted in determining Consolidated Net Income for such period, (ii) Consolidated Interest Expense for such period,
(iii) all provisions for any income or similar taxes paid or accrued by the Borrower and its Subsidiaries during such period, and (iv) depreciation and amortization for the Borrower and its Subsidiaries for such period adjusted for the following: (a) non-cash writedowns occurring in the fourth quarter of the Borrower's fiscal year ending December 31, 1999 and second quarter of the Borrower's fiscal year ending December 31, 2000; (b) the writedown for transaction costs associated with the failed acquisition of Precious Moments, Inc. in the second quarter of the Borrower's fiscal year ending December 31, 2000; (c) the charge relating to the severance benefits for the Borrower's former Chief Executive Officer in the second quarter of the Borrower's fiscal year ending December 31, 2000; and (d) non-cash amounts which are paid in treasury stock; with all such EBITDA adjustments to be determined by the Bank in its reasonable discretion.

      "Election to Participate" means a letter agreement, in the form of Exhibit "F" attached hereto, pursuant to which a Subsidiary agrees to become a Borrowing Subsidiary hereunder.

      "ERISA" means the Employee Retirement Income Security Act of 1974, as amended from time to time, and any rule or regulation issued thereunder.

      "Excluded Taxes" is defined in Section 3.5.1.

      "Facility Fee" means a per annum fee in basis points payable quarterly in arrears by the Borrower to the Bank on the amount of the Commitment, irrespective of Borrowing Capacity or aggregate outstanding Advances, pursuant to the pricing grid which appears in the definition of the term Applicable Margin in this Article 1.

      "Facility Termination Date" means August 2, 2001.

      "Federal Funds Effective Rate" means, for any day, an interest rate per annum equal to the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers on such day, as published for such day (or, if such day is not a Business Day, for the immediately preceding Business Day) by the Federal Reserve Bank of New York, or, if such rate is not so published for any day which is a Business Day, the average of the quotations at approximately 10 a.m. (New York time) on such day on such transactions received by the Bank from three Federal funds brokers of recognized standing selected by the Bank in its sole discretion.

      "Foreign Borrowing Subsidiary" means any Foreign Subsidiary that is also a Borrowing Subsidiary.

      "Foreign Subsidiary" means any Subsidiary that is not a Domestic
Subsidiary.

      "Funded Debt/EBITDA Ratio" is defined in Section 6.12.2.

      "Guarantees" means the guarantees substantially in the form of Exhibit "G" hereto executed by each of the Guarantors in favor of the Bank.

      "Guarantors" mean the Material Domestic Subsidiaries, their respective permitted successors and assigns or any other Person who guarantees the Obligations.

      "Governmental Agency" means any government (foreign or domestic) or any state or other political subdivision thereof, or governmental body, agency, authority, department or commission (including without limitation any taxing authority or political subdivision) or instrumentality (including without limitation any court or tribunal) exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government and any corporation, partnership or other entity, directly or indirectly majority-owned by or subject to the control of any of the foregoing.

      "Included Joint Venture Income" means, without duplication, income (or loss) of any Person (other than a Subsidiary of the Borrower) in which any person or entity other than the Borrower or any of its Subsidiaries has an ownership interest (i) to the extent of the amount of dividends or other distributions actually paid to the Borrower or any of its Subsidiaries by such Person during such period and (ii) which is accrued but unpaid if such Person is a partnership or limited liability corporation in or with respect to which, for the purpose of directing the payment of dividends or distributions, the Borrower, (x) directly or indirectly, has a controlling interest, or (y) has the right to cause such dividends or distributions to be paid or made to it.

      "Indebtedness" of a Person means, without duplication, (x) such Person's
(i) obligations for borrowed money, (ii) obligations representing the deferred purchase price of Property or services (other than accrued expenses and accounts payable arising in the ordinary course of such Person's business payable on terms customary in the trade), (iii) obligations, whether or not assumed, secured by Liens or payable out of the proceeds or production from property now or hereafter owned or acquired by such Person, (iv) obligations (other than contingent obligations including the contingent obligation to reimburse under commercial letters of credit in the ordinary course of business) which are evidenced by notes or acceptances, (v) Capitalized Lease Obligations and (y) all Indebtedness of others guaranteed by such Person (to the extent of the lesser of the outstanding principal amount of such Indebtedness so guaranteed or the amount of such guarantee), provided that any Indebtedness of any Subsidiary that is guaranteed by the Borrower or any other Subsidiary shall be counted only once; excluding, however, with respect to the Borrower and its Subsidiaries in the case of all of the types of Indebtedness set forth in subclauses (x) and (y) above, obligations owed by Borrower or any of its Subsidiaries to another member of the Borrower's consolidated group.

      "Ineligible Accounts" means the following described Accounts and any other Accounts which, in the reasonable discretion of the Bank, are not satisfactory for credit or any other reason. The Borrower acknowledges that the following description of specific types of Ineligible Accounts does not limit the Bank's reasonable discretion to deem other Accounts to be Ineligible Accounts:

            (a) Any Account for which more than 120 days have elapsed since the date that the invoice for such Account was due, other than for Accounts with payment terms dated November 1 due December 1 of each year which shall become Ineligible Accounts after December 31 of each year.

            (b) Any Account with respect to which a representation or warranty contained in Section 5.17 is not, or does not continue to be, true and accurate including, without limitation, any Account subject to a setoff.

            (c) Any Account with respect to all or part of which a promissory note, or other instrument for the payment of money has been received, presented for payment, and returned uncollected for any reason.

            (d) Any Account with respect to which Borrower has extended the time for payment without the consent of Bank

            (e) Any Account as to which any one or more of the following events occurs: a Responsible Party shall die or be judicially declared incompetent; a request or petition for liquidation, reorganization, arrangement, adjustment of debts, adjudication as a bankrupt, or other relief under the bankruptcy, insolvency, or similar laws of the United States, any state or territory thereof, or any foreign jurisdiction, now or hereafter in effect shall be filed by or against a Responsible Party; a Responsible Party shall make any general assignment for the benefit of creditors; a receiver or trustee, including, without limitation, a "custodian" as defined in the Federal Bankruptcy Code, shall be appointed for a Responsible Party or for any of the assets of a Responsible Party; any other type of insolvency proceeding with respect to a Responsible Party (under the bankruptcy laws of the United States or otherwise) or any formal or informal proceeding for the dissolution or liquidation of, settlement of claims against, or winding up of affairs of, a Responsible Party shall be instituted; all or any material part of the assets of a Responsible Party shall be sold, assigned or transferred; a Responsible Party shall fail to pay its debts as they become due; or a Responsible Party shall cease doing business as a going concern.

            (f) All Accounts owed by an Account Debtor owing Accounts classified as an Ineligible Account herein, if the outstanding dollar amount of such Ineligible Accounts constitutes a percentage of the aggregate outstanding dollar amount of all Accounts owed by such Account Debtor equal to or greater than thirty-five percent (35%).

            (g) All Accounts subject to any lien or security interest in favor of any Person other than the Bank and other than as permitted under
      Section 6.11.

            (h) All Accounts owed by an Account Debtor if Borrower or any person who, or entity which, directly or indirectly controls Borrower, either owns in whole or material part, or directly or indirectly controls such Account Debtor.

            (i) Any Account arising from a consignment or other arrangement pursuant to which the subject Inventory is returnable if not sold or otherwise disposed of by the Account, Debtor; any Account constituting a partial billing under terms providing for payment only after full shipment or performance; any Account arising from a bill and hold sale or in connection with any prebilling where the Inventory or services have not been delivered, performed, or accepted by the Account Debtor; and any Account as to which the Account Debtor contends the balance reported by Borrower is incorrect or not owing.

            (j) Any Account which did not arise from the performance of services or an outright sale of goods by Borrower, or any Account which did so arise, but such goods have not been shipped to the Account Debtor.

            (k) Any Account which did not arise out of a sale made upon terms usual to the business of the Borrower.

            (l) Any Account as to which Borrower permits Borrower's rights therein to be reached by attachment, levy, garnishment or other judicial process.

            (m) Any Account which is the subject of any dispute and relates to any goods which are the subject of any dispute between the Borrower and such Account Debtor.

            (n) Any Account which is for goods sold and delivered or services rendered which represent goods previously sold and delivered, or services previously rendered, which were the subject of a prior Account or invoice, unless such rebilled Account (i) would otherwise qualify hereunder if dated on the original date of the prior Account or invoice and (ii) Borrower has notified the Bank and the Bank has approved such rebilling.

            (o) Any Account Debtor on "c.o.d." terms.

            (p) Any Account which the Bank, in its commercially reasonable discretion, after reasonable written notice to the Borrower deems to be unacceptable, for any reason.

      "Interest Period" means a LIBOR Interest Period or a Cost of Funds Interest Period as applicable.

      "Judgment Currency" is defined in Section 2.12.2.

      "L/C Liability" means with respect to Letters of Credit, 100% of the aggregate stated amount of such Letters of Credit outstanding at any given time.

      "Letters of Credit" means commercial letters of credit or similar instruments which may be issued by the Bank at the request of the Borrower or a Borrowing Subsidiary upon the application of such Person.

      "LIBOR Advance" means an Advance denominated in Dollars which bears interest at the LIBOR Rate.

      "LIBOR Base Rate" means, with respect to a LIBOR Advance for the relevant LIBOR Interest Period, the rate per annum (rounded upward, if necessary, to the nearest 1/32 of one percent) as determined on the basis of the offered rates for deposits in Dollars, for a period of time comparable to such LIBOR Advance which appears on the Telerate page 3750 as of 11:00 a.m. London time on the day that is two London Banking Days preceding the first day of such LIBOR Advance; provided, however, if the rate described above does not appear on the Telerate System on any applicable interest determination date, the LIBOR Base Rate shall be the rate (rounded upwards as described above, if necessary) for deposits in Dollars for a period substantially equal to the interest period on the Reuters Page "LIBO" (or such other page as may replace the LIBO Page on that service for the purpose of displaying such rates), as of 11:00 a.m. (London Time), on the day that is two (2) London Banking Days prior to the beginning of such interest period. "Banking Day" shall mean, in respect of any city, any date on which commercial banks are open for business in that city.

      If both the Telerate and Reuters system are unavailable, then the rate for that date will be determined on the basis of the offered rates for deposits in Dollars for a period of time comparable to such LIBOR Advance which are offered by four major banks in the London interbank market approximately 11:00 a.m. London time, on the day that is two
(2) London Banking Days preceding the first day of such LIBOR Advance as selected by the Bank. The principal London office of each of the four major London banks will be requested to provide a quotation of its Dollar deposit offered rate. If at least two such quotations are provided, the rate for that date will be the arithmetic mean of the quotations. If fewer than two quotations are provided as requested, the rate for that date will be determined on the basis of the rates quoted for loans in Dollars to leading European banks for a period of time comparable to such LIBOR Advance offered by major banks in New York City at approximately 11:00 a.m. New York City time, on the day that its two London Banking Days preceding the first day of such LIBOR Advance. In the event that Bank is unable to obtain any such quotation as provided above, it will be deemed that LIBOR Base Rate pursuant to a LIBOR Advance cannot be determined.

      "LIBOR Interest Period" means, with respect to a LIBOR Advance, a period of one, two, three or six months (or any longer or shorter period specifically agreed to by the Bank at the time of the relevant borrowing, conversion or continuation) commencing on a Business Day selected by the Borrower pursuant to this Agreement. Such LIBOR Interest Period shall end on (but exclude) the date which corresponds numerically to such date in the succeeding month which is the specified or agreed number of months after the commencement of such Interest Paid Period, provided, however, that if there is no such numerically corresponding day in such succeeding month, such LIBOR Interest Period shall end on the last Business Day of such succeeding month. If a LIBOR Interest Period would otherwise end on a day which is not a Business Day, such LIBOR Interest Period shall end on the next succeeding Business Day, provided, however, that, if said next succeeding Business Day falls in a new calendar month, such LIBOR Interest Period shall end on the immediately preceding Business Day.

      "LIBOR Loan" means a Loan which bears interest at the LIBOR Rate.

      "LIBOR Rate" means, with respect to any LIBOR Advance for any specified LIBOR Interest Period, a rate per annum equal to the sum of (i) the Applicable Margin plus (ii) the quotient of (a) the LIBOR Base Rate applicable to such LIBOR Advance and LIBOR Interest Period, divided by (b) one minus the Reserve Requirement (expressed as a decimal) applicable to such LIBOR Advance and LIBOR Interest Period. The LIBOR Rate shall be rounded to the next higher multiple of 1/100 of 1% if the rate is not such a multiple.

      "Lien" means any lien (statutory or other), mortgage, pledge, hypothecation, assignment, deposit arrangement, encumbrance or preference, priority or other security agreement or preferential arrangement of any kind or nature whatsoever (including, without limitation, the interest of a vendor or lessor under any conditional sale, Capitalized Lease or other title retention agreement), but excluding rights or claims of licensees under licensing agreements with the Borrower or any Subsidiary as licensor.

      "Loan" means an Advance made by the Bank to a Credit Party pursuant to this Agreement.

      "Loan/Credit Related Money Transfer Instruction" means a form containing written, instructions, substantially in the form of Exhibit "E" hereto, addressed to the Bank and signed by an Authorized Officer of the relevant Credit Party.

      "Loan Documents" means this Agreement, the Notes, the Guarantees, the Pledge Agreements and any Elections to Participate executed by the Borrower, the Borrowing Subsidiaries or any Guarantor in connection herewith.

      "Margin Stock" means "margin stock" as defined in Regulation U.

      "Material Adverse Effect" means a material adverse effect on (i) the business, Property, condition (financial or otherwise) or results of operations of the Borrower and its Subsidiaries taken as a whole, (ii) the ability of the Borrower to perform its material obligations under the Loan Documents, or (iii) the validity or enforceability of any of the Loan Documents or the rights or remedies of the Bank thereunder.

      "Material Indebtedness" means Indebtedness (i) in an aggregate principal Dollar Amount in excess of $10,000,000 or (ii) pursuant to a credit facility providing for borrowings of a Dollar Amount equivalent in excess of $10,000,000.

      "Material Subsidiary" means any Subsidiary of the Borrower (i) the assets of which represent more than 4% of the consolidated assets of the Borrower and its Subsidiaries as shown in the most recent annual audited consolidated financial statements of the Borrower and its Subsidiaries as at the end of the most recent fiscal year of the Borrower for which such financial statements have been delivered, or (ii) which is responsible for more than 4% of the Consolidated Net Income of the Borrower and its Subsidiaries as reflected in such financial statements for the fiscal year covered by such statements, provided that, if a new Subsidiary is formed as a result of an Acquisition by the Borrower or any Subsidiary and such Subsidiary or the assets which comprise such Subsidiary would have been classified as a Material Subsidiary under this definition as at the end of or for its most recent fiscal year, then such Subsidiary shall be defined as a Material Subsidiary under this Agreement commencing on the first date following such Acquisition upon which the Borrower is required to deliver annual or quarterly financial statements pursuant to
Section 6.1 (i) or (ii) for a period during which such Acquisition occurred.

      "Maximum Rate" means a rate of interest per annum from day to day equal to the maximum non-usurious rate permitted by applicable law as it exists from day to day during the term of the Agreement.

      "Multiemployer Plan" means a Plan maintained pursuant to a collective bargaining agreement or any other arrangement to which the Borrower or any member of the Controlled Group is a party to which more than one employer is obligated to make contributions.

      "Notes" means, collectively, the Borrower Notes and the Borrowing Subsidiary Notes.

      "Notice of Assignment" means the Notice of Assignment in substantially the form of Exhibit "I" to the Assignment Agreement specified in Section 12.3.

      "Obligations" means all unpaid principal of and accrued and unpaid interest on the Notes, all accrued and unpaid fees and all expenses, reimbursements, indemnities and other obligations of the Credit Parties or any of them to the Bank or any indemnified party hereunder arising under the Loan Documents, including without limitation the Borrowing Subsidiary Obligations.

      "Participants" is defined in Section 12.2.1.

      "Payment Date" means the last Business Day of each March, June, September and December.

      "Payment Office" means the office of the Bank as the Bank may from time to time designate by written notice to the Borrower.

      "PBGC" means the Pension Benefit Guaranty Corporation, or any successor thereto.

      "Permitted Acquisition" means an Acquisition: (i) made at a time when no Default or Unmatured Default exists or would exist after giving effect to such Acquisition, (ii) for which the board of directors or other governing body of such Person being acquired has approved the terms of such Acquisition (if such Acquisition is a tender offer for the securities of a Person that is required to file periodic reports under the United States Securities Exchange Act of 1934, as amended, or if by the terms of such Acquisition such board or other governing body approval is required) or for which (in any other case) the board of directors or other governing body of the Person owning the stock or assets being acquired (as the case may be) has approved the terms of such Acquisition, and
(iii) the Borrower has satisfied or is in compliance with, as the case may be, all conditions set forth in Section 2.16.

      "Person" means any natural person, corporation, firm, joint venture, partnership, limited liability company, association, enterprise, trust or other entity or organization, or any Governmental Agency.

      "Plan" means an employee pension benefit plan which is covered by Title IV of ERISA or subject to the minimum funding standards under Section 412 of the Code as to which the Borrower or any member of the Controlled Group may have any liability.

      "Pledge Agreement" means a Pledge Agreement or Share Mortgage between the Borrower or a Subsidiary and the Bank relating to shares of capital stock of Subsidiaries of the Borrower.

      "Prime Rate" means the variable per annum rate of interest so designated from time to time by Fleet National Bank as its prime rate. The Prime Rate is a reference rate and does not necessarily represent the lowest or best rate being charged to any customer.

      "Property" of a Person means any and all property, whether real, personal, tangible, intangible, or mixed, of such Person, or other assets owned, leased or operated by such Person.

      "Purchasers" is defined in Section 12.3.1.

      "Regulation D" means Regulation D of the Board of Governors of the Federal Reserve System as from time to time in effect and any successor thereto or other regulation or official interpretation of said Board of Governors relating to reserve requirements applicable to member banks of the Federal Reserve System.

      "Regulation U" means Regulation U of the Board of Governors of the Federal Reserve System as from time to time in effect and any successor or other regulation or official interpretation of said Board of Governors relating to the extension of credit by banks for the purpose of purchasing or carrying margin stocks applicable to member banks of the Federal Reserve System.

      "Reportable Event" means a reportable event as defined in Section 4043 of ERISA and the regulations issued under such section, with respect to a Plan, excluding, however, such events as to which the PBGC by regulation waived the requirement of Section 4043(a) of ERISA that it be notified within 30 days of the occurrence of such event, provided, however, that a failure to meet the minimum funding standard of Section 412 of the Code and of Section 302 of ERISA shall be a Reportable Event regardless of the issuance of any such waiver of the notice requirement in accordance with either Section 4043(a) of ERISA or Section 412(d) of the Code.

      "Reserve Requirement" means the aggregate reserve requirement (including all basic, supplemental, marginal and other reserves) which is imposed upon the Bank under Regulation D on Eurocurrency liabilities.

      "Responsible Party" shall mean an Account Debtor, a general partner of an Account Debtor, or any party otherwise in any way directly or indirectly liable for the payment of an Account Receivable.

      "Section" means a numbered section of this Agreement, unless another document is specifically referenced.

      "Single Employer Plan" means a Plan maintained by the Borrower or any member of the Controlled Group for employees of the Borrower or any member of the Controlled Group.

      "Specified Remittance Time" means (i) if the relevant Payment Office is located in Boston, 12:00 noon (Boston time) and (ii) if the relevant Payment Office is located elsewhere, such time as the Bank shall specify.

      "Subject Country" is defined in Section 5A.4.

      "Subsidiary" of a Person means (i) any corporation more than 50% of the outstanding securities having ordinary voting power of which shall at the time be owned or controlled, directly or indirectly, by such Person or by one or more of its Subsidiaries or by such Person and one or more of its Subsidiaries, or
(ii) any partnership, association, joint venture, limited liability company or similar business organization more than 50% of the ownership interests having ordinary voting power of which shall at the time be so owned or controlled. Unless otherwise expressly provided, all references herein to a "Subsidiary" shall mean a Subsidiary of the Borrower.

      "Substantial Portion" means, with respect to the Property of the Borrower and its Subsidiaries, Property which (i) represents more than 10% of the consolidated assets of the Borrower and its Subsidiaries as would be shown in the consolidated financial statements of the Borrower and its Subsidiaries as at the beginning of the twelve-month period ending with the month in which such determination is made, or (ii) is responsible for more than 10% of the consolidated net sales or of the Consolidated Net Income of the Borrower and its Subsidiaries as reflected in the financial statements referred to in clause (i) above.

      "Taxes" is defined in Section 3.5.1.

      "Transferee" is defined in Section 12.4.

      "Type" means, with respect to any Advance, its nature as an Alternate Base Rate Advance, LIBOR Advance or a Cost of Funds Advance.

      "Unfunded Liabilities" means the amount (if any) by which the present value of all vested nonforfeitable benefits under all Single Employer Plans exceeds the fair market value of all such Plan assets allocable to such benefits, all determined (based on actuarial assumptions and methods used from time to time by the Borrower's independent accountants under the Statement of Accounting Principles #87 issued by the Financial Accounting Standards Board) as of the then most recent valuation date for such Plans.

      "Unmatured Default" means an event which but for the lapse of time or the giving of notice, or both, would constitute a Default.

      "Wholly-Owned Subsidiary" of a Person means (i) any Subsidiary all of the outstanding voting securities of which shall at the time be owned or controlled, directly or indirectly, by such Person or one or more Wholly-Owned Subsidiaries of such Person, or by such Person and one or more Wholly-Owned Subsidiaries of such Person, or (ii) any partnership, association, joint venture, limited liability company or similar business organization, 100% of the ownership interests having ordinary voting power of which shall at the time be so owned or controlled.

      The foregoing definitions shall be equally applicable to both the singular and plural forms of the defined terms.

                                   ARTICLE II

                                   THE CREDITS

      2.1. Commitment. From and including the date of this Agreement and prior to the Facility Termination Date, the Bank agrees, on the terms and conditions set forth in this Agreement, to make Loans or issue Letters of Credit to the Credit Parties from time to time subject to Borrowing Capacity in an aggregate Dollar Amount not to exceed at any one time outstanding the amount of its Commitment. Subject to the terms of this Agreement, each Credit Party may borrow, repay and reborrow at any time prior to the Facility Termination Date. Unless earlier terminated in accordance with the terms and conditions of this Agreement, the Commitments to lend hereunder shall expire on the Facility Termination Date.

      2.2. Required Payments; Termination. Any outstanding Advances and all other unpaid Obligations shall be paid in full by the Credit Party which incurred such Obligations on the Facility Termination Date.

      2.3. Types of Advances. Advances may be Alternate Base Rate Advances, LIBOR Advances, or Cost of Funds Advances, selected by a Credit Party in accordance with Sections 2.8 and 2.9.

      2.4. Facility Fee. The Borrower agrees to pay to the Bank the Facility Fee on the average daily amount of the Commitment from the date hereof to and including the Facility Termination Date, payable (i) on each Payment Date occurring hereafter, (ii) on the Facility Termination Date and (iii) on the effective date of any termination of the obligations of the Bank to make Loans hereunder.

      2.5. Reductions in Aggregate Commitment The Borrower may permanently reduce the Commitment in whole, or in part in a minimum amount of $5,000,000 and in integral multiples of $1,000,000 in excess thereof, upon at least three Business Days' written notice to the Bank, which notice shall specify the amount of any such reduction, provided, however, that the amount of the Commitment may not be reduced below the aggregate principal Dollar Amount, calculated as of the date of such reduction of the Commitment, of all outstanding Advances.

      2.6. Minimum Amount of Each Advance. Each Advance shall be in the minimum Dollar Amount of $1,000,000 (and in multiples of $100,000 in excess thereof), provided, however, that any Alternate Base Rate Advance may be in the amount of the unused Commitment.

      2.7. Repayment. LIBOR Advances and Cost of Funds Advances may be repaid only on the last day of the applicable Interest Period.

      2.8. Method of Selecting Types, Currency and Interest Periods for New Advances. The Credit Party shall select the Type of Advance and, in the case of each LIBOR Advance or Cost of Funds Advance, the Interest Period applicable to each Advance from time to time. The Credit Party shall give the Bank irrevocable notice (a "Borrowing Notice") not later than 11:00 a.m. (Boston time) on the Borrowing Date of each Alternate Base Rate Advance or Cost of Funds Advance, or on the second Business Day before the Borrowing Date for each LIBOR Advance, specifying:

      (i)   the Borrowing Date, which shall be a Business Day, of such Advance,

      (ii)  the aggregate amount of such Advance,

      (iii) the Type of Advance selected, and

      (iv) if such Advance is a LIBOR Advance or a Cost of Funds Advance, the Interest Period applicable thereto.

      2.9. Conversion and Continuation of Outstanding Advances. Alternate Base Rate Advances shall continue as Alternate Base Rate Advances unless and until such Alternate Base Rate Advances are converted into a LIBOR Advance or a Cost of Funds Advance. Each LIBOR Advance shall continue as a LIBOR Advance until the end of the then applicable Interest Period therefor, at which time such LIBOR Advance shall continue as a LIBOR Advance with an Interest Period of one month unless the Credit Party shall have given the Bank a Conversion/Continuation Notice requesting that, at the end of such Interest Period, such LIBOR Advance either continue as a LIBOR Advance for the same or another Interest Period or be converted into an Advance of another Type, it being understood that if the applicable Credit Party fails either to repay or give the Bank a timely and valid Conversion/Continuation Notice with respect to any LIBOR Advance prior to the end of the then applicable Interest Period therefor, such LIBOR Advance shall continue as a LIBOR Advance for an Interest Period of one month. If the applicable Credit Party fails either to repay or give the Bank a timely and valid Conversion/Continuation Notice with respect to any Cost of Funds Advance prior to the expiration of the then applicable Interest Period therefor, such Cost of Funds Advance shall automatically convert to an Alternate Base Rate Advance upon expiration of such applicable Interest Period. Subject to the terms of Section 2.6, the Credit Party may elect from time to time to convert all or any part of an Advance of any Type into any other Type or Types of Advances;

provided that (i) any conversion of any LIBOR Advance or Cost of Funds Advance shall be made on, and only on, the last day of the Interest Period applicable thereto. The Credit Party shall give the Bank irrevocable notice (a "Conversion/Continuation Notice") of each conversion of an Advance or continuation of a LIBOR Advance not later than 11:00 a.m. (Boston time) on the Business Day, in the case of a conversion into an Alternate Base Rate Advance or a Cost of Funds Advance, or on the second Business Day, in the case of a conversion into or continuation of a LIBOR Advance, prior to the date of the requested conversion or continuation, specifying:

      (i) the requested date which shall be a Business Day, of such conversion or continuation;

      (ii) the aggregate amount and Type of the Advance which is to be converted or continued; and

      (iii) the amount and Type(s) of Advance(s) into which such Advance is to be converted or continued and, in the case of a conversion into or continuation of a LIBOR Advance or a Cost of Funds Advance, the duration of the Interest Period applicable thereto.

      2.10. Changes in Interest Rate, etc. Each Alternate Base Rate Advance shall bear interest on the outstanding principal amount thereof, for each day from and including the date such Advance is made or is converted from a LIBOR Advance or a Cost of Funds Advance into an Alternate Base Rate Advance pursuant to Section 2.9 to but excluding the date it becomes due or is converted into a LIBOR Advance or a Cost of Funds Advance pursuant to Section 2.9, at a rate per annum equal to the Alternate Base Rate for such day. Changes in the rate of interest on any Alternate Base Rate Advance will take effect simultaneously with each change in the Alternate Base Rate. Each LIBOR Advance and Cost of Funds Advance shall bear interest from and including the first day of the Interest Period applicable thereto to (but not including) the last day of such Interest Period at the interest rate determined as applicable to such LIBOR Advance or Cost of Funds Advance, as applicable. No Interest Period may end after the Facility Termination Date.

      2.11. Rates Applicable After Default. Notwithstanding anything to the contrary contained in Section 2.8 or 2.9, during the continuance of a Default or Unmatured Default the Bank may, at its option, by notice to the Borrower, declare that no Advance may be made as, converted into or continued as a LIBOR Advance or a Cost of Funds Advance. During the continuance of a Default (i) each LIBOR Advance and Cost of Funds Advance shall bear interest for the remainder of the applicable Interest Period at the rate otherwise applicable to such Interest Period plus 2% per annum, and thereafter at the Alternate Base Rate plus 2% per annum and (ii) each Alternate Base Rate Advance shall bear interest at a rate per annum equal to the Alternate Base Rate plus 2% per annum.

     2.12. Method of Payment.

           2.12.1. General. All payments of the Obligations hereunder shall be made, without setoff, deduction, or counterclaim, in Dollars in immediately available funds to the Payment Office, by noon (Boston time) on the date when due.

           2.12.2. Currency of Payment. All payments of principal of and interest on any Advance or any other Obligations hereunder shall be made by the Credit Party responsible therefor in Dollars in the manner and to the Bank at the Payment Office. Payment of the Obligations shall not be discharged by an amount paid in another currency or in another place, whether pursuant to a judgment or otherwise, to the extent that the amount so paid on conversion to Dollars and transfer to the Payment Office under normal banking procedures does not yield the amount of the Dollars at the Payment Office due hereunder. If, for the purpose of obtaining judgment in any court, it is necessary to convert a sum due hereunder from Dollars into another currency (the "Judgment Currency"), the rate of exchange which shall be applied shall be that at which in accordance with normal banking procedures the Bank could purchase Dollars with that amount of the Judgment Currency at 9:00 a.m. (Boston time) on the Business Day next preceding that on which such judgment is rendered. The obligation of the applicable Credit Party in respect of any such sum due from it to the Bank shall, notwithstanding the rate of exchange actually applied in rendering such judgment, be discharged only to the extent that on the Business Day following receipt by the Bank of any sum adjudged to be due hereunder or under the Notes or any other Loan Document in the Judgment Currency, the Bank may in accordance with normal banking procedures purchase and transfer to the Payment Office the Dollars with the amount of the Judgment Currency so adjudged to be due; and each Credit Party hereby, as a separate Obligation and notwithstanding any such judgment, agrees to indemnify the Bank against, and to pay the Bank on demand, in Dollars, any difference between the sum originally due to the Bank in Dollars and the amount of Dollars so purchased and transferred.

     2.13. Notes: Telephonic Notices. The Bank is hereby authorized to record the principal amount of each of its Loans and each repayment on the schedules attached to its Notes, provided, however, that the failure to so record shall not affect the Credit Parties' obligations under such Notes. Each of the Credit Parties hereby authorizes the Bank to extend, convert or continue Advances, effect selections of Types of Advances and to transfer funds based on telephonic notices made by any person or persons the Bank in good faith believes to be an Authorized Officer acting on behalf of such Credit Party, using such security procedures as are agreed upon between the Bank and the Credit Party. Each Credit Party agrees to deliver promptly to the Bank a written confirmation, if such confirmation is requested by the Bank, of each telephonic notice signed by an Authorized Officer. If the written confirmation differs in any material respect from the action taken by the Bank, the records of the Bank shall govern absent manifest error.

     2.14. Interest Payment Dates; Interest and Fee Basis. Interest accrued on each Alternate Base Rate Advance shall be payable (i) on each Payment Date, commencing with the first such date to occur after the date hereof, (ii) on any prepayment of such Advance (whether due to acceleration or otherwise) and (iii) on the Facility Termination Date or any earlier date upon which the Aggregate Commitment is terminated in accordance with the terms of this Agreement. Interest accrued on each LIBOR Advance shall be payable on (i) the last day of its applicable Interest Period, (ii) any date on which such LIBOR Advance is prepaid, whether by acceleration or otherwise, and (iii) the Facility Termination Date or any earlier date upon which the Aggregate Commitment is terminated in accordance with the terms of this Agreement. Interest accrued on each LIBOR Advance having an Interest Period longer than three months shall also be payable on the last day of each three-month interval during such Interest Period. Interest accrued on each Cost of Funds Advance shall be payable on (i) each Payment Date, commencing with the first such date to occur after the date hereof, (ii) any date on which such Cost of Funds Advance is prepaid, whether by acceleration or otherwise, and (iii) the Facility Termination Date or any earlier date upon which the Aggregate Commitment is terminated in accordance with the terms of this Agreement. Interest and Facility Fees shall be calculated for actual days elapsed on the basis of a 360-day year. Interest shall be payable for the day an Advance is made but not for the day of any payment on the amount paid if payment is received prior to noon (local time) at the place of payment. If any payment of principal of or interest on an Advance shall become due on a day which is not a Business Day, such payment shall be made on the next succeeding Business Day and, in the case of a principal payment, such extension of time shall be included in computing interest in connection with such payment At the option of the Borrower, interest payments may be made by automatic debit from a deposit account maintained by the Borrower with the Bank.

     2.15. Letters of Credit. Letters of Credit may be issued, extended or renewed at any time prior to the Facility Termination Date. No Letter of Credit shall have an expiration date that is more than 90 days beyond the Facility Termination Date. A per annum fee equal to one-half of the then Applicable Margin for LIBOR Advances multiplied by the stated amount of the Letter of Credit to be issued shall be paid by the Borrower to the Bank in connection with the issuance of each Letter of Credit. In addition, the Borrower shall pay to the Bank a fronting fee equal to one-eighth of one percent (0.125%) per annum on the amount of the Letter of Credit, plus all of the Bank's customary charges for processing, issuance and amendments to the Letter of Credit. All Letter of Credit fees and charges shall be payable on each Payment Date in arrears.

     2.16. Permitted Acquisitions. The Borrower or a Borrowing Subsidiary may request Advances to fund Permitted Acquisitions subject to the following conditions:

     (i) The cash purchase price for any Permitted Acquisition shall not exceed $15,000,000, and the aggregate cash purchase price for all Permitted Acquisitions in any 12 month period shall not exceed $25,000,000.

     (ii) At the time of closing of any Permitted Acquisition the Borrower shall demonstrate to the satisfaction of the Bank that there exists no Default or Unmatured Default, and as a result of such Permitted Acquisition, no Default or Unmatured Default shall occur.

     (iii) The Person acquired shall, if such Person constitutes a Material Domestic Subsidiary, execute a Guarantee and become a Guarantor.

     (iv) The business of the Person to be acquired is the same or substantially similar to that of the Borrower.

     (v) The Borrower is in proforma compliance, including the financial results of the Person to be acquired for the preceding twelve month period in all applicable calculations, with all financial covenants in Section 6.12 for each fiscal quarter of the preceding twelve month period.

     (iv) Any Indebtedness, exclusive of Advances, in excess of $10,000,000 incurred or assumed by the Borrower or any Subsidiary in connection with the Permitted Acquisition must be unsecured, and all Indebtedness, exclusive of Advances, incurred or assumed by the Borrower or any Subsidiary in connection with the Permitted Acquisition shall be subject to the terms of Section 6.15.

     (vii) After giving effect to the Permitted Acquisition, all representations and warranties set forth in Article V and in
            Article V-A (other than those expressly related to a prior date) shall continue to be true in all material respects.

     (viii) The Person to be acquired shall be in compliance in all material respects with applicable laws and regulations, and the Permitted Acquisition shall not have a Material Adverse Effect on the Borrower or any Subsidiary.

     (ix) Review and approval by the Bank of acquisition documents and due diligence applicable to the Permitted Acquisition.

     (x) The Borrower shall be the surviving or continuing corporation following such Permitted Acquisition.

     2.17. Late Fee. If the entire amount of any required principal or interest is not paid in full within ten (10) days after the same is due, Borrower shall pay to the Bank a late fee equal to five percent (5%) of the required payment.

     2.18. Withholding Tax Exemption. Any permitted assignee of the Bank under this Agreement that is not incorporated under the laws of the United States of America or any state thereof agrees that it will, on or before the date of such assignment, deliver to the Borrower (for the benefit of each Credit Party) a duly completed copy of United States Internal Revenue Service From W-8 BEN or W-8 ECI, certifying that such assignee is entitled to receive payments under this Agreement and the Notes without deduction or withholding of any United States federal income taxes. Each assignee which so delivers a Form W-8 BEN or W-8 ECT further undertakes to deliver to the Borrower (for the benefit of each Credit Party) an additional copy of such form (or a successor form) on or before the date that such form expires (currently, three successive calendar years for Form W-8 BEN and one calendar year for Form W-8 ECI) or becomes obsolete or after the occurrence of any event requiring a change in the most recent forms so delivered by it, and such amendments thereto or extensions or renewals thereof as may be reasonably requested by the Borrower (on behalf of any Credit Party), in each case certifying that such assignee is entitled to receive payments under this Agreement and the Notes without deduction or withholding of any United States federal income taxes, unless an event (including without limitation any change in treaty, law or regulation) has occurred prior to the date on which any such delivery would otherwise be required which renders all such forms inapplicable or which would prevent such assignee from duly completing and delivering any such form with respect to it and such assignee advises the Borrower that it is not capable of receiving payments without complete exemption from withholding of United States federal income tax; provided however, that such assignee shall take such action as is required under Section 3.6 of this Agreement.

     2.19.  [RESERVED]

     2.20.  [RESERVED]

                                   ARTICLE III

                            CHANGE IN CIRCUMSTANCES

     3.1. Yield Protection. If, after the date of this Agreement, the adoption of any law or any governmental or quasi-governmental rule, regulation, policy, guideline or directive (whether or not having the force of law), or any change therein, or any change in the interpretation or administration thereof, or the compliance of the Bank therewith,

     (i) subjects the Bank to any tax, duty, charge or withholding on or from payments due from any Credit Party (excluding Excluded Taxes), or changes the basis of taxation of payments to the Bank in respect of the Loans or other amounts due it hereunder, or

     (ii) imposes or increases or deems applicable any reserve, assessment, insurance charge, special deposit or similar requirement against assets of, deposits with or for the account of, or credit extended by, the Bank (other than reserves taken into account in determining the interest rate applicable to LIBOR Advances), or

     (iii) imposes any other condition the result of which is to increase the cost to the Bank of making, funding or maintaining Loans or reduces any amount receivable by the Bank in connection with Loans, or requires the Bank to make any payment calculated by reference to the amount of Loans held or interest received by it, by an amount deemed material by the Bank, then, upon the Bank becoming aware of any such event, the Bank shall promptly notify the Borrower of such event and, thereafter, within 15 days of demand by the Bank, the Borrower or other appropriate Credit Party shall pay the Bank that portion of such increased expense incurred or reduction in an amount received which the Bank reasonably determines is attributable to making, funding and maintaining its Loans and the Commitment.

     3.2. Changes in Capital Adequacy Regulations. If the Bank determines the amount of capital required or expected to be maintained by the Bank is increased as a result of a Change, then the Bank shall promptly notify the Borrower of such determination and, within 15 days of demand by the Bank, the Borrower shall pay the Bank the amount necessary to compensate for any shortfall in the rate of return on the portion of such increased capital which the Bank reasonably determines is attributable to this Agreement, its Loans or its obligation to make Loans hereunder (after taking into account the Bank's policies as to capital adequacy). "Change" means (i) any change after the date of this Agreement in the Risk-Based Capital Guidelines or (ii) any adoption of or change in any other law, governmental or quasigovernmental rule, regulation, policy, guideline, interpretation, or directive (whether or not having the force of law) after the date of this Agreement which affects the amount of capital required or expected to be maintained by the Bank. "Risk-Based Capital Guidelines" means (x) the risk-based capital guidelines in effect in the United States on the date of this Agreement, including transition rules, and (y) the corresponding capital regulations promulgated by regulatory authorities outside the United States implementing the July 1988 report of the Basle Committee on Banking Regulation and Supervisory Practices Entitled "International Convergence of Capital Measurements and Capital Standards," including transition rules, and any amendments to such regulations adopted prior to the date of this Agreement.

     3.3. Availability of Types of Advances. If the Bank determines that maintenance of its LIBOR Loans would violate any applicable law, rule, regulation, or directive, whether or not having the force of law, or if the Bank determines that (i) deposits of a type and maturity appropriate to match fund LIBOR Advances are not available or (ii) the interest rate applicable to a Type of Advance does not accurately reflect the cost to the Bank of making or maintaining such Advance, then the Bank shall suspend the availability of the affected Type of Advance and require any LIBOR Advances of the affected Type to be repaid.

     3.4. Funding Indemnification/Yield Maintenance Fee. If at any time (i) the interest rate on a Loan is based upon the LIBOR Base Rate or Cost of Funds, and (ii) the Bank in its sole discretion should determine that current market conditions can accommodate a prepayment request prior to the last day of the Interest Period related to such Loan, the Borrower shall have the right at any time and from time to time to prepay the Loan in whole (but not in part), and the Borrower shall pay to the Bank a yield maintenance fee in an amount computed as follows: the then current rate for United States Treasury securities (bills on a discounted basis shall be converted to a bond equivalent) with a maturity date closest to the expiration date of the applicable Interest Period as to which the prepayment is made, shall be subtracted from the LIBOR Base Rate or Cost of Funds component, as the case may be, in effect at the time of prepayment. If the result is zero or a negative number, there shall be no yield maintenance fee. If the result is a positive number, then the resulting percentage shall be multiplied by the amount of the principal balance being prepaid. The resulting amount shall be divided by 360 and multiplied by the number of days remaining in the applicable Interest Period. The resulting amount shall be the yield maintenance fee due to Bank upon prepayment of the Loan.

If by reason of the occurrence of any Default, the Bank elects to declare the Loans to be immediately due and payable, then any yield maintenance fee with respect to the Loans shall become due and payable in the same manner as though the Borrower had exercised such right of prepayment.

     3.5.   Taxes

            3.5. 1. Payments to be Free and Clear. All sums payable by any Credit Party whether in respect of principal, interest, fees or otherwise (including, without limitation, sums payable by the Borrower pursuant to its guaranty in Article XIV) shall be paid without deduction for any present and future taxes, levies, imposts, deductions, charges or withholdings imposed by any country, any Governmental Agency thereof or therein, any jurisdiction from which any or all such payments are made and any political subdivision or taxing authority thereof or therein, excluding income and franchise taxes (and deductions and withholdings therefor) imposed on the Bank (x) by the jurisdiction under the laws of which the Bank is organized or any Governmental Agency or taxing authority thereof or therein, or (y) by any jurisdiction in which the Bank is located or any Governmental Agency or taxing authority thereof or therein (such excluded taxes, deductions and withholdings, collectively, "Excluded Taxes"; and all such taxes, levies, imposts, deductions, charges and withholdings (including Excluded Taxes), collectively, "Taxes"), which amounts shall be paid by any Credit Party as provided in Section 3.5.2. As set forth in the preceding sentence, any Credit Party will pay the Bank the amounts necessary such that the net amount of the principal, interest, fees or other sums received and retained by the Bank is not less than the amount payable under this Agreement.

            3.5.2. Grossing-up of Payments. If. (a) any Credit Party or any other Person is required by law to make any deduction or withholding on account of any Tax (other than Excluded Taxes) or other amount from any sum paid or expressed to be payable by any Credit Party to the Bank under this Agreement (other than on account of Excluded Taxes); or (b) any party to this Agreement (or any Person on its behalf) other than any Credit Party is required by law to make any deduction or withholding from, or (other than on account of any Excluded Tax) any payment on or calculated by reference to the amount of, any such sum received or receivable by the Bank under this Agreement:

     (i) the Borrower shall notify the Bank of any such requirement or any change in any such requirement as soon as any Credit Party becomes aware of it and the Bank shall promptly notify the Borrower of any such requirement or any change of such requirement as soon as the Bank becomes aware thereof;

     (ii) to the extent the Borrower or such other Credit Party is aware or is so notified by the Bank, the Borrower or such other Credit Party shall pay any such Tax or other amount before the date on which penalties attached thereto become due and payable, such payment to be made (if the liability to pay is imposed on such Credit Party) for its own account or (if that liability is imposed on any other party to this Agreement) on behalf of and in the name of that party;

     (iii) the sum payable by the Borrower or such other Credit Party in respect of which the relevant deduction, withholding or payment is required shall (except, in the case of any such payment, to the extent that the amount thereof is not ascertainable when that sum is paid, provided no amount is actually withheld from such payment) be increased to the extent necessary to ensure that, after the making of that deduction, withholding or payment, that party receives on the due date and retains (free from any liability in respect of any such deduction, withholding or payment) a sum equal to that which it would have received and so retained had no such deduction, withholding or payment been required or made; and

     (iv) within thirty (30) days after payment of any sum from which such the Borrower or such other Credit Party is required by law to make any deduction or withholding, and within thirty (30) days after the due date of payment of any Tax or other amount which it is required by Section 3.5.2(ii) to pay, it shall deliver to the Bank all such certified documents and other evidence as to the making of such deduction, withholding or payment as (a) are reasonably satisfactory to other affected parties as proof of such deduction, withholding or payment and of the remittance thereof to the relevant taxing. or other authority and (b) are reasonably required by any such party to enable it to claim a tax credit with respect to such deduction, withholding or payment.

     3.5.3. Delivery of Tax Forms. No Credit Party shall be obligated to make any payments under this Section 3.5 to any permitted assignee of the Bank which is not incorporated under the laws of the United States of America or any state thereof until such permitted assignee of the Bank shall have delivered the tax forms required to be delivered by it pursuant to Section 2.18.

     3.6. Bank Statements; Survival of Indemnity. To the extent reasonably possible, the Bank shall designate an alternate office, branch, subsidiary or affiliate with respect to its LIBOR Loans to reduce any liability of the Borrower or any other Credit Party to the Bank under Sections 3.1, 3.2 and 3.5 or to avoid the unavailability of a Type of Advance under Section 3.3, so long as such designation is not disadvantageous to the Bank. The Bank shall deliver to the relevant Credit Party a written statement of the Bank as to the amount due, if any, under Sections 3.1, 3.2, 3.4 or 3.5. Such written statement shall set forth in reasonable detail the calculations upon which the Bank determined such amount and shall be final, conclusive and binding on the Credit Parties in the absence of manifest error. Unless otherwise provided herein, the amount specified in the written statement shall be payable on demand after receipt by the Borrower of the written statement. The obligations of the Credit Parties under Sections 3.1, 3.2, 3.4 and 3.5 shall survive payment of the Obligations and termination of this Agreement.

     3.7. Mandatory Prepayments. The Borrower shall prepay Obligations and the Commitment shall concurrently be reduced by the amount of proceeds, net of ordinary transaction expenses: (i) in excess of $5,000,000 as a result of any sale of assets of the Borrower or any Subsidiary other than in the ordinary course of business; or (ii) in excess of $5,000,000 as a result of any equity or new debt offering of the Borrower or any Subsidiary. The mandatory prepayment shall be made by the Borrower upon receipt of proceeds related to such transaction and the funding indemnification provisions under Section 3.4 shall apply to any such mandatory prepayment.

     3.8. Application of Payments. All payments shall be applied first to the payment of all fees, expenses and other amounts due to the Bank (excluding principal and interest), then to accrued interest, and the balance on account of outstanding principal; provided however, that after the occurrence of any Default and while such Default is continuing, payments will be applied to the Obligations as the Bank determines in its sole discretion.

                                   ARTICLE IV

                              CONDITIONS PRECEDENT

     4.1. Initial Advance. The Bank shall not be required to make the initial Advance hereunder unless the Borrower has finished to the Bank:

     (i) Copies of the articles of incorporation of the Borrower, together with all amendments, and a certificate of good standing, both certified by an Authorized Officer.

     (ii) Copies, certified by the Clerk or Assistant Clerk of the Borrower, of its by-laws and of its Board of Directors' resolutions authorizing the execution of the Loan Documents to which it is a party.

     (iii) An incumbency certificate, executed by the Clerk or Assistant Clerk of the Borrower, which shall identify by name and title and bear the signature of the officers of the Borrower authorized to sign the Loan Documents and to make borrowings hereunder, upon which certificate the Bank shall be entitled to rely until informed of any change in writing by the Borrower.

     (iv) A certificate, signed by the chief financial officer of the Borrower, stating that on the initial Borrowing Date no Default or Unmatured Default has occurred and is continuing.

     (v) A written opinion of the General Counsel of the Borrower, addressed to the Bank in substantially the form of Exhibit "B-1" hereto.

     (vi) A written opinion of Massachusetts counsel to the Borrower addressed to the Bank in substantially the form of Exhibit "B-2" hereto.

     (vii) A written opinion of Masuda, Funai, Eifert & Mitchell, Ltd., special counsel to the Borrower, addressed to the Bank in substantially the form of Exhibit "B-3" hereto.

     (viii) A written opinion of Dundas & Wilson, United Kingdom counsel to Enesco p1c, addressed to the Bank in substantially the form of Exhibit "B-4" hereto.

     (ix) A written opinion of Osler, Hoskin & Harcourt, counsel to N.C. Cameron & Sons Limited, addressed to the Bank in substantially the form of Exhibit "B-5" hereto.

     (x) A written opinion of Baker and McKenzie, counsel to Enesco International (H.K.) Limited addressed to the Bank in substantially the form of Exhibit "B-6"

     (xi) Borrower Notes payable to the order of the Bank executed by Authorized Officer(s) of the Borrower.

     (xii) Loan/Credit Related Money Transfer Instructions from each Credit Party which intends to request Advances hereunder, each signed by an Authorized Officer, together with such other related money transfer authorizations as the Bank may have reasonably requested.

     (xiii) Such other documents as the Bank or its counsel may have reasonably requested.

     (xiv) Payment by the Borrower to the Bank of a closing fee in the amount of $125,000.

     (xv) No change in governmental regulations or policies having a Material Adverse Effect on the Borrower or the Bank shall have occurred.

     (xvi) Simultaneous payment and performance by the Borrower of all liabilities and obligations under the Multicurrency Revolving Credit Agreement dated August 3, 1995 under which agreement the Bank is a lender.

     4.2. Each Advance. The Bank shall not be required to make any Advance (other than an Advance that, after giving effect thereto and to the application of the proceeds thereof, does not increase the aggregate amount of outstanding advances), unless on the applicable Borrowing Date:

     (i)    There exists no Default or Unmatured Default.

     (ii) The representations and warranties contained in Article V are true and correct as of such Borrowing Date except to the extent any such representation or warranty is stated to relate solely to an earlier date, in which case such representation or warranty shall be true and correct on and as of such earlier date.

     (iii) If such Advance is requested by a Borrowing Subsidiary, (a) the representations and warranties of such Borrowing Subsidiary contained in Article V-A are true and correct in all material respects as of such Borrowing Date or Issuance Date, as the case may be, except to the extent any such representation or warranty is stated to relate solely to an earlier date, in which case such representation or warranty shall remain true and correct in all material respects on and as of such earlier date and (b) it has complied with the provisions of Section 4.3.

     (iv) Loan/Credit Related Money Transfer Instructions signed by an Authorized Officer.

     (v) The Borrower submits to the Bank a Borrowing Base Certificate signed by an Authorized Officer in the form of Exhibit C-1 hereto in connection with any Advance request in a principal amount which would, together with the aggregate principal amount and stated amount of the existing Loans and Letters of Credit then outstanding, be in excess of Borrowing Capacity indicated on the then most current Borrowing Base Certificate submitted by the Borrower to the Bank pursuant to Section 6.1. Such then current Borrowing Base Certificate shall indicate sufficient Borrowing Capacity availability for the Loan.

     Each Borrowing Notice with respect to each such Advance shall constitute a representation and warranty by (a) the Borrower that the conditions contained in Sections 4.2(i) and (ii) have been satisfied and (b) the applicable Borrowing Subsidiary if such Advance is requested by it, that the conditions contained in Sections 4.2(i) and
(iii) have been satisfied.

     4.3. First Advance to a Borrowing Subsidiary. The obligation of the Bank to make Advances on the occasion of the first request by a Borrowing Subsidiary are subject to the satisfaction of the conditions set forth in Section 4.2 hereof with respect to such Borrowing Subsidiary and the Borrower and the following additional conditions:

     (i) The Bank shall have received an Election to Participate and one or more Loan/Credit Related Money Transfer Instructions dated on or before the Borrowing Date of such first Advance and duly executed by the relevant Borrowing Subsidiary and (in the case of the Election to Participate) the Borrower.

     (ii) On or before the date of such first Advance, the relevant Borrowing Subsidiary shall deliver to the Bank (a) its Borrowing Subsidiary Notes, all of which shall be duly executed by such Borrowing Subsidiary and dated on or before the Borrowing Date of such Advance and (b) the corporate documentation and certificates identified in Sections 4.1 (i)-(iii) with respect to such Borrowing Subsidiary (or substantial equivalents if such exist).

     (iii) All legal details and proceedings in connection with the transactions contemplated by this Agreement with respect to the relevant Borrowing Subsidiary shall be satisfactory to the Bank, and the Bank shall have received all such originals or certified or other copies of such documents and proceedings in connection with such transactions, in form and substance satisfactory to the Bank, as the Bank may reasonably request.

                                    ARTICLE V

                 REPRESENTATIONS AND WARRANTIES OF THE BORROWER

     The Borrower represents and warrants to the Bank that:

     5.1. Corporate Existence and Standing. Each of the Borrower and its Material Subsidiaries is a corporation duly incorporated, validly existing and in good standing under the laws of its jurisdiction of incorporation and has all requisite authority to conduct its business in each jurisdiction in which its business is conducted, except where the failure to have such authority would not reasonably be expected to have a Material Adverse Effect.

     5.2. Authorization and Validity. The Borrower has the corporate power and authority and legal right to execute and deliver the Loan Documents to which it is a party, and to perform its obligations thereunder. The execution and delivery by the Borrower of the Loan Documents to which it is a party and the performance of its obligations thereunder have been duly authorized by proper corporate proceedings, and the Loan Documents constitute legal, valid and binding obligations of the Borrower enforceable against the Borrower in accordance with their respective terms, except as enforceability may be limited by bankruptcy, insolvency or similar laws affecting the enforcement of creditors' rights generally and by general equitable principles (regardless of whether the issue of enforceability is considered in a proceeding in equity or at law).

     5.3. No Conflict; Government Consent. Neither the execution and delivery by the Borrower of the Loan Documents, nor the consummation of the transactions therein contemplated, nor compliance with the provisions thereof will violate
(i) the Borrower's or any Material Subsidiary's articles of organization or articles of incorporation or by-laws (or equivalent), or (ii) any law, rule, regulation, order, writ, judgment, injunction, decree or award binding on the Borrower or any of its Material Subsidiaries or the provisions of any material indenture, instrument or agreement to which the Borrower or any of its Material Subsidiaries is a party or is subject, or by which it, or any Substantial Portion of its Property, is bound, or conflict with or constitute a default thereunder, or result in the creation or imposition of any Lien in, of or on any Substantial Portion of the Property of the Borrower or a Material Subsidiary pursuant to the terms of any such indenture, instrument or agreement, except (in the case of the violations, conflicts and defaults described in this clause
(ii)) for any such violation, conflict or default which would not reasonably be expected to have a Material Adverse Effect. No order, consent, approval, license, authorization, or validation of, or filing, recording or registration with, or exemption by, any Governmental Agency, other than those from jurisdictions other than the United States of America or any political subdivision thereof or the United Kingdom or any jurisdiction of the United Kingdom or the Commonwealth of Canada or any jurisdiction of the Commonwealth of Canada or Hong Kong or any jurisdiction of Hong Kong the failure of which to be obtained would not reasonably be expected to have a Material Adverse Effect, is required to authorize, or is required in connection with the execution, delivery and performance by the Credit Parties of, or the legality, validity, binding effect or enforceability as against or with respect to the Credit Parties of, any of the Loan Documents to which it is a party.

     5.4. Financial Statements. The December 31, 1999 and March 31, 2000 consolidated financial statements of the Borrower and its Subsidiaries heretofore delivered to the Bank were prepared in accordance with generally accepted accounting principles in effect on the date such statements were prepared and fairly present the consolidated financial condition and operations of the Borrower and its Subsidiaries at such date and the consolidated results of their operations for the period then ended.

     5.5. Material Adverse Change. Except as disclosed in the Borrower's Securities and Exchange Commission Forms 10-K for the period ending December 31, 1999, 10-Q for the period ending March 31, 2000 or in the press release dated July 25, 2000 with respect to the Borrower's results for the fiscal quarter ending June 30, 2000, since December 31, 1999, there has been no change in the business, Property, prospects, condition (financial or otherwise) or results of operations of the Borrower and its Subsidiaries, taken as a whole, which could reasonably be expected to have a Material Adverse Effect.

     5.6. Taxes. The Borrower and its Material Subsidiaries have filed all United States federal tax returns and all other tax returns which are required to be filed and have paid all taxes due pursuant to said returns or pursuant to any assessment received by the Borrower or any of its Material Subsidiaries, except such taxes, if any, as are being contested in good faith and as to which adequate reserves have been provided. The United States income tax returns of the Borrower and its Subsidiaries have been audited by the Internal Revenue Service through the fiscal year ended December 31, 1989. No tax liens have been filed and no claims are being asserted with respect to any material taxes. The charges, accruals and. reserves on the books of the Borrower and its Subsidiaries in respect of any taxes or other governmental charges are adequate.

     5.7.  Litigation and Contingent Obligations. Except as set forth on
Schedule 5.7, there is no litigation, arbitration, governmental investigation, proceeding or inquiry pending or, to the knowledge of any of their officers, threatened against or affecting the Borrower or any of its Subsidiaries which could reasonably be expected to have a Material Adverse Effect. The Borrower has no material contingent obligations not provided for or disclosed in the financial statements referred to in Section 5.4.

     5.8. Subsidiaries. Schedule "1" hereto contains an accurate list of all of the presently existing subsidiaries of the Borrower, setting forth their respective jurisdictions of incorporation and the percentage of their respective capital stock owned by the Borrower or other Subsidiaries. Material Subsidiaries as of the date hereof are denoted on Schedule "1" with an asterisk. All of the issued and outstanding shares of capital stock of the Material Subsidiaries have been duly authorized and issued and are fully paid and nonassessable.

     5.9. ERISA. The Unfunded Liabilities of all Single Employer Plans do not in the aggregate exceed $10,000,000. Neither the Borrower nor any other member of the Controlled Group has incurred, or is reasonably expected to incur, any withdrawal liability to Multiemployer Plans in excess of $10,000,000 in the aggregate. Each Plan complies in all material respects with all applicable requirements of law and regulations, and no Reportable Event has occurred with respect to any Plan. Neither the Borrower nor any other member of the Controlled Group has withdrawn from any Plan or initiated steps to do so, and no steps have been taken to reorganize or terminate any Plan, where Unfunded Liabilities of the Borrower and the other members of the Controlled Group with respect to such Plan exceed $ 10,000,000 in the aggregate.

     5.10. Accuracy of Information. No information, exhibit or report furnished by the Borrower or any of its Subsidiaries to the Bank in connection with the negotiation of, or compliance with, the Loan Documents contained any material misstatement of fact or omitted to state a material fact or any fact necessary to make the statements contained therein not misleading.

     5.11. Regulation U. Margin Stock constitutes less than 25% of the value of those assets of the Borrower and its Subsidiaries which are subject to any restriction on sale, pledge, or other disposition hereunder.

     5.12. Defaults Under Material Agreements: Agreements Restricting Dividends. Neither the Borrower nor any Material Subsidiary is in default in the performance, observance or fulfillment of any of the obligations, covenants or conditions contained in (i) any agreement to which it is a party, which default could reasonably be expected to have a Material Adverse Effect or (ii) any agreement or instrument evidencing or governing Indebtedness. No Material Subsidiary is a party to any indenture, agreement or other instrument which prohibits or restricts (or would, upon the occurrence of any future event, prohibit or restrict) the payment of dividends or distributions by such Material Subsidiary to the Borrower or any other Subsidiary.

     5.13. Compliance With Laws. The Borrower and its Material Subsidiaries have complied with all applicable statutes, rules, regulations, orders and restrictions of any domestic or foreign Governmental Agency having jurisdiction over the conduct of their respective businesses or the ownership of their respective Property, other than such noncompliance as would not reasonably be expected to have a Material Adverse Effect. Neither the Borrower nor any Material Subsidiary has received any notice to the effect that its operations are not in material compliance with any of the requirements of applicable federal, state and local environmental, health and safety statutes and regulations or the subject of any federal or state investigation evaluating whether any remedial action is needed to respond to a release of any toxic or hazardous waste or substance into the environment, which non-compliance or remedial action would reasonably be expected to have a Material Adverse Effect.

     5.14. Ownership of Properties. Except as set forth on Schedule "2" hereto, on the date of this Agreement, the Borrower and its Subsidiaries will have good title, free of all Liens other than those permitted by Section 6.11, to all of the Property and assets reflected in the financial statements as owned, or otherwise owned, by it, including, without limitation, all Accounts Receivable and all patents, trademarks, trade names and rights under any license.

     5.15. Investment Company Act. Neither the Borrower nor any Subsidiary thereof is an "investment company" or a company "controlled" by an "investment company", within the meaning of the Investment Company Act of 1940, as amended.

     5.16. Public Utility Holding Company Act, Neither the Borrower nor any Subsidiary is a "holding company" or a "subsidiary company" of a "holding company", or an "affiliate" of a "holding company" or of a "subsidiary company" of a "holding company", within the meaning of the Public Utility holding Company Act of 1935, as amended.

     5.17. Validity of Accounts. With respect to Accounts Receivable (other than Ineligible Accounts) included by the Borrower in the calculation of Borrowing Capacity pursuant to any

Borrowing Base Certificate delivered to the Bank, (a) each Account is genuine and enforceable in accordance with its terms and represents an undisputed and bona fide indebtedness owing to Borrower by the Account Debtor obligated thereon; (b) there are no defenses, setoffs, or counterclaims against any Account; (c) no payment has been received on any Account and no Account is subject to any credit or extension or agreements therefor other than in the ordinary course of business unless written notice specifying such payment, credit, extension or agreement has been delivered to the Bank; (d) each copy of each invoice is a true and genuine copy of the original invoice sent to the Account Debtor named therein and accurately evidences the transaction from which the underlying Account arose and the date payment is due as stated on each such invoice, or computer based on the information set forth on each such invoice, is correct; (e) all chattel paper and all promissory notes, drafts, trade acceptances, and other instruments for the payment of money relating to or evidencing each Account, and each indorsement thereon, are true and genuine and in all respects what they purport to be, and are the valid and binding obligations of all parties thereto and the date or dates stated on such items as the date on which payment in whole or in part is due is correct; (f) all inventory described in each invoice has been delivered to the Account Debtor named in such invoice or placed for such delivery in the possession of a carrier not owned or controlled directly or indirectly by Borrower; (g) all evidence of the delivery or shipment of inventory is true and genuine; (h) all services to be performed by Borrower in connection with each Account has been performed by Borrower, and (i) all evidence of the performance of such services by Borrower is true and genuine.

                                   ARTICLE V-A

            REPRESENTATIONS AND WARRANTIES OF BORROWING SUBSIDIARIES

     Each Foreign Borrowing Subsidiary organized under the laws of a jurisdiction outside the United Kingdom represents and warrants to the Bank as provided in this Article V-A (except for Sections 5A.2.2), each Foreign Borrowing Subsidiary organized under the laws of the United Kingdom or a political subdivision within the United Kingdom represents and warrants to the Bank as provided in this Article V-A (except for Section 5A.2. 1) and each Domestic Borrowing Subsidiary represents and warrants to the Bank as provided in Sections 5A.1, 5A.2.1, 5A.3, 5A.6, 5A.7 and 5A.8 of this Article V-A that:

     5A.1 Corporate Existence and Standing. Such Borrowing Subsidiary is a corporation, company or other legal entity duly organized and validly existing under the laws of its jurisdiction of incorporation and has all requisite authority to conduct its business in each jurisdiction in which its business is conducted, except where failure to have such authority would not reasonably be expected to have a Material Adverse Effect.

     5A.2 Authorization and Validity.

          5A.2.1. Borrowing Subsidiaries Organized Outside the United Kingdom. Such Borrowing Subsidiary has the corporate power and authority and legal right to execute and deliver the Loan Documents to which it is a party and to perform its obligations thereunder. The execution and delivery by such Borrowing Subsidiary of the Loan Documents to which it is a party and the performance by it of its obligations thereunder have been duly authorized by proper corporate proceedings, and such Loan Documents constitute legal, valid and binding obligations of such Borrowing Subsidiary enforceable against such Borrowing Subsidiary in accordance with their respective terms, except as enforceability may be limited by bankruptcy, insolvency or similar laws affecting the enforcement of creditors' rights generally and by general equitable principles (regardless of whether the issue of enforceability is considered in a proceeding in equity or at law).

          5A2.2. United Kingdom Borrowing Subsidiaries Subject to the Reservations, such Borrowing Subsidiary has the corporate power and authority and legal right to execute and deliver the Loan Documents to which it is a party and to perform its obligations thereunder. The execution and delivery by such Borrowing Subsidiary of the Loan Documents to which it is a party and the performance by it of its obligations thereunder have been duly authorized by proper corporate proceedings, and such Loan Documents constitute legal, valid, enforceable and binding obligations of such Borrowing Subsidiary.

     When used in this Section 5A.2.2, "Reservations" means:

(a)  the principle that equitable remedies are at the discretion of the courts,

(b) the limitations on enforcement under the laws relating to the bankruptcy, insolvency, liquidation, administration or similar process of or affecting any Borrowing Subsidiary,

(c) any laws affecting the rights of creditors generally on insolvency, and the time barring of claims,

(d)  the undertakings and indemnities given by such Borrowing Subsidiary in
     Section 9.3, insofar as they may relate to stamp, registration and similar taxes or charges which may be chargeable pursuant hereto in the United Kingdom, may be void under Section 117 of the Stamp Act 1891, and

(e) the interest payable under Section 2.11 may not be recoverable if it amounts to a penalty.

     5A.3 No Conflict: Government Consent. Neither the execution and delivery by such Borrowing Subsidiary of the Loan Documents to which it is a party, nor the consummation by it of the transactions therein contemplated to be consummated by it, nor compliance by such Borrowing Subsidiary with the provisions thereof will violate any law, rule, regulation, order, writ, judgment, injunction, decree or award binding on such Borrowing Subsidiary or such Borrowing Subsidiary's certificate or articles of incorporation or by-laws (or similar documents) or the provisions of any material indenture, instrument or agreement to which such Borrowing Subsidiary is a party or is subject, or by which it, or any Substantial Portion of its Property, is bound, or conflict with or constitute a default thereunder, or result in the creation or imposition of any Lien in, of or on any Substantial Portion of the Property of such Borrowing Subsidiary pursuant to the terms of any such indenture, instrument or agreement, except for any such violation, conflict or default which would not reasonably be expected to have a Material Adverse Effect. No order, consent, approval, license, authorization, or validation of, or filing, recording or registration with, or exemption by, any Governmental Agency, other than those from jurisdictions other than the United States of America or any political subdivision thereof or the United Kingdom or any jurisdiction of the United Kingdom the failure of which to be obtained would not reasonably be expected to have a Material Adverse Effect, is required to authorize, or is required in connection with the execution, delivery and performance by such Borrowing Subsidiary of, or the legality, validity, binding effect or enforceability as against or with respect to such Borrowing Subsidiary of, any of the Loan Documents.

     5A.4 Filing. Except for any such filing, recording or payment made on or prior to the date hereof, to ensure the enforceability or admissibility in evidence of this Agreement the Election to Participate and the Borrowing Subsidiary Notes of such Foreign Borrowing Subsidiary in such Foreign Borrowing Subsidiary's country of organization or incorporation and country which is its principal place of business (each, a "Subject Country"), it is not necessary that this Agreement, the Election to Participate or the Borrowing Subsidiary Notes of such Foreign Borrowing Subsidiary or any other document be filed or recorded with any court or Governmental Agency in any Subject Country or that any stamp or similar tax be paid to or in respect of this Agreement, the Election to Participate or the Borrowing Subsidiary Notes of such Foreign Borrowing Subsidiary. The qualification by the Bank for admission to do business under the laws of any Subject Country does not constitute a condition to, and the failure to so qualify does not affect, the exercise by the Bank of any right, privilege, or remedy afforded to the Bank in connection with the Loan Documents to which such Foreign Borrowing Subsidiary is a party or the enforcement of any such right, privilege, or remedy against such Foreign Borrowing Subsidiary. The performance by the Bank of any action required or permitted under the Loan Documents will not (i) violate any law or regulation of any Subject Country or any political subdivision thereof, (ii) result in any tax or other monetary liability to such party pursuant to the laws of any such Subject Country or political subdivision or taxing authority thereof (provided that, should any such action result in any such tax or other monetary liability to the Bank, the Borrower hereby agrees to indemnify the Bank, against (x) any such tax or other monetary liability which is not an Excluded Tax and (y) any increase in an Excluded Tax which results from such action by the Bank and, to the extent the Borrower makes such indemnification, the incurrence of such liability by the Bank will not constitute a Default) or (iii) violate any rule or regulation of any federation or organization or similar entity of which such Subject Country is a member.

     5A.5 No Immunity. Neither such Foreign Borrowing Subsidiary nor any of its assets is entitled to immunity from suit, execution, attachment or other legal process. Such Foreign

Borrowing Subsidiary's execution and delivery of the Loan Documents to which it is a party constitute, and the exercise of its rights and performance of and compliance with its obligations under such Loan Documents will constitute, private and commercial acts done and performed for private and commercial purposes.

     5A.6 Investment Company Act. Neither such Borrowing Subsidiary nor any Subsidiary thereof is an "investment company" or a company "controlled" by an investment company", within the meaning of the Investment Company Act of 1940, as amended.

     5A.7 Public Utility Holding Company Act. Neither such Borrowing Subsidiary nor any Subsidiary thereof is a "holding company" or a "subsidiary company" of a "holding company", or an "affiliate" of a "holding company" or of a "subsidiary company" of a "holding company", within the meaning of the Public Utility Holding Company Act of 1935, as amended.

     5A.8 Regulation U. Margin Stock constitutes less than 25% of the value of those assets of such Borrowing Subsidiary and its Subsidiaries which are subject to any restriction on sale, pledge, or other disposition hereunder.

                                   ARTICLE VI

                                    COVENANTS

     During the term of this Agreement, unless the Bank otherwise consents in writing:

     6.1. Financial Reporting. The Borrower will maintain, for itself and each Subsidiary, a system of accounting established and administered in accordance with generally accepted accounting principles, and furnish to the Bank:

     (i) Within 90 days after the close of each of its fiscal years, an unqualified (except for qualifications relating to changes in accounting principles or practices reflecting changes in generally accepted principles of accounting and required or approved by the Borrower's independent certified public accountants) audit report certified by independent certified public accountants, acceptable to the Bank, prepared in accordance with Agreement Accounting Principles on a consolidated basis for itself and the Subsidiaries, including balance sheets as of the end of such period, related statements of income and retained earnings, and a statement of cash flows, together with a list, signed by an Authorized Officer, of the Material Subsidiaries, as determined at the end of such fiscal year.

     (ii) Within 45 days after the close of the first three quarterly periods of each of its fiscal years, for itself and the Subsidiaries, consolidated unaudited balance sheets as at the close of each such period and consolidated, condensed statements of income and retained earnings and a consolidated, condensed statement of cash flows for the period from the beginning of such fiscal year to the end of such quarter, all certified by its Chief Financial Officer.

     (iii) Together with the financial statements required hereunder, a Compliance Certificate in substantially the form of Exhibit "C" hereto and a Borrowing Base Certificate in the form of Exhibit "C-1" hereto signed by the Borrower's Chief Financial Officer showing the calculations necessary to determine compliance with the requirements of Section 6.12 of this Agreement and stating that no Default or Unmatured Default exists, or if any Default or Unmatured Default exists, stating the nature and status thereof.

     (iv) Within 30 days after issuance of any management letter prepared by the Borrower's auditors with respect to the Borrower, a copy thereof.

     (v)    Annual budgets prepared by management of the Borrower.

     (vi) As soon as possible and in any event within 10 Business Days after the Borrower knows that any Reportable Event has occurred with respect to any Plan, a statement, signed by the chief financial officer of the Borrower, describing said Reportable Event and the action which the Borrower proposes to take with respect thereto.

     (vii) As soon as possible and in any event within 10 Business Days after receipt by the Borrower, a copy of (a) any notice or claim to the effect that the Borrower or any of its Subsidiaries is or may be liable to any Person as a result of the release by the Borrower, any of its Subsidiaries, or any other Person of any toxic or hazardous waste or substance into the environment, and (b) any notice alleging any violation of any federal, state or local environmental, health or safety law or regulation by the Borrower or any of its Subsidiaries, which, in either case, if determined or resolved adversely, would reasonably be expected to have a Material Adverse Effect.

     (viii) Promptly upon the furnishing thereof to the shareholders of the Borrower, copies of all financial statements, reports and proxy statements so furnished.

     (ix) Promptly upon the filing thereof, copies of all registration statements and annual, quarterly, monthly or other regular reports which the Borrower or any of its Subsidiaries files with the Securities and Exchange Commission.

     (x) Within 30 days after being served in connection therewith or otherwise becoming aware thereof, notice of any litigation, arbitration or other legal proceeding involving the Borrower or any of its Subsidiaries which, if determined or resolved adversely, would reasonably be expected to have a Material Adverse Effect.

     (xi) If a new Subsidiary is formed as a result of an Acquisition by the Borrower or any Subsidiary and such Subsidiary or the assets which comprise such Subsidiary would have been classified as a Material Subsidiary as at the end of or for such Subsidiary's most recent fiscal year, then on the first date upon which the Borrower is required to deliver financial statements pursuant to Section 6.1(i) or (ii) for the fiscal period during which such Acquisition occurred, the Borrower shall update the list of Material Subsidiaries furnished pursuant to Section 6.1(i) so as to include such new Subsidiary.

     (xii) Such other information (including non-financial information) as the Bank may from time to time reasonably request.

     6.2. Use of Proceeds. The Borrower will, and will cause each Subsidiary to, use the proceeds of the Advances (i) to refinance existing senior credit obligations of the Borrower and Subsidiaries, and (ii) for general corporate purposes, including. without limitation Permitted Acquisitions. Except as set forth in the preceding sentence, the Borrower will not, nor will it permit any Subsidiary to, use any of the proceeds of the Advances to purchase or carry any Margin Stock or to make any Acquisition other than a Permitted Acquisition.

     6.3. Notice of Default. The Borrower will, and will cause each Subsidiary to, give prompt notice in writing to the Bank of the occurrence of any Default or Unmatured Default.

     6.4. Conduct of Business. The Borrower will, and will cause each Material Subsidiary to, do all things necessary to remain duly incorporated, validly existing and in good standing as a domestic corporation in its jurisdiction of incorporation and maintain all requisite authority to conduct its business in each jurisdiction in which its business is conducted, provided that the Borrower may liquidate and dissolve any Subsidiary to the extent that (i) any such action would not have a Material Adverse Effect and (ii) if such Subsidiary to be liquidated is a Borrowing Subsidiary, all of its Borrowing Subsidiary Obligations have been paid and discharged in full prior to such liquidation and dissolution. The Borrower will not and will not permit any Subsidiary to, enter into a new line of business or otherwise change the fields of enterprise in which it operates if any such entry or change would reasonably be expected to have a Material Adverse Effect.

     6.5. Taxes. The Borrower will, and will cause each Material Subsidiary to, pay when due all taxes, assessments and governmental charges and levies upon it or its income, profits or Property, except those which are being contested in good faith by appropriate proceedings and with respect to which adequate reserves have been set aside.

     6.6. Insurance. The Borrower will, and will cause each Material Subsidiary to, maintain with financially sound and reputable insurance companies insurance on all their Property in such amounts and covering such risks as is consistent with sound business practice, and the Borrower will furnish upon request by the Bank information as to the insurance carried.

     6.7. Compliance with Laws. The Borrower will, and will cause each Subsidiary to, comply with all laws, rules, regulations, orders, writs, judgments, injunctions, decrees or awards to which it may be subject, other than such noncompliance as would not reasonably be expected to have a Material Adverse Effect.

     6.8. Maintenance of Properties. The Borrower will, and will cause each Subsidiary to, do all things necessary to maintain, preserve, protect and keep its Property in good repair, working order and condition, and make all necessary and proper repairs, renewals and replacements so that its business carried on in connection therewith may be properly conducted at all times.

     6.9. Inspection. The Borrower will, and will cause each Subsidiary to, permit the Bank, at the Bank's expense (except following any Default and while such Default is continuing, which inspections shall then be at the Borrower's expense), by the Bank's representatives and agents, to inspect any of the Property, corporate books and financial records of the Borrower and each Subsidiary, to examine and make copies of the books of accounts and other financial records of the Borrower and each Subsidiary, and to discuss the affairs, finances and accounts of the Borrower and each Subsidiary with, and to be advised as to the same by, their respective officers at such reasonable times and intervals as the Bank may designate.

     6.10. Merger; Sale of Substantially All Assets. The Borrower will not, nor will it permit any Subsidiary to, merge or consolidate with or into any other Person, except that (i) a Subsidiary may merge or consolidate with the Borrower or a Wholly Owned Subsidiary, provided such Wholly Owned Subsidiary has either guaranteed the Obligations, or in the case of Foreign Subsidiaries not less than sixty-five percent of the total issued and outstanding capital stock of such Foreign Subsidiary has been pledged, or at the time of such merger or consolidation will be pledged, to the Bank as security for the Obligations on terms acceptable to the Bank and (ii) the Borrower may merge or consolidate with any other Person provided that (x) the Borrower is the surviving entity and
(y) after giving effect to such merger or consolidation, no Default or Unmatured Default shall exist. The Borrower will not, nor will it permit any Subsidiary to, in one or a series of transactions, lease, sell or otherwise dispose of all or substantially all of its Property, except that (a) a Subsidiary may lease, sell or otherwise dispose of all or substantially all of its Property to the Borrower or a Wholly Owned Subsidiary, provided such Wholly Owned Subsidiary has either guaranteed the Obligations, or in the case of Foreign Subsidiaries not less than sixty-five percent of the total issued and outstanding capital stock of such Foreign Subsidiary has been pledged, or at the time of such merger or consolidation will be pledged, to the Bank as security for the Obligations on terms acceptable to the Bank and (b) the provisions of this sentence shall not apply to any disposition of Margin Stock to the extent that, at any time, Margin Stock would (but for the provisions of this clause (b) and of clause (xi) of Section 6.11) comprise 25% or more of the value of the consolidated assets of the Borrower and its Subsidiaries subject to any restriction on sale, pledge or other disposition pursuant to the terms of this Agreement (it being understood that the exception set forth in this clause (b) shall only apply to the "excess" portion of such Margin Stock and that capital stock of the Borrower shall be deemed to be the "excess" portion of such Margin Stock to the greatest extent possible rather than any other Margin Stock held by the Borrower and its Subsidiaries).

     6.11. Liens/Negative Pledge. The Borrower will not, nor will it permit any Subsidiary to, create, incur, or suffer to exist any Lien in, of or on the Property of the Borrower or any of its Subsidiaries, except:

     (i) Liens for taxes, assessments or governmental charges or levies on its Property if the same shall not at the time be delinquent or thereafter can be paid without penalty, or are being contested in good faith and by appropriate proceedings and for which adequate reserves in according with generally accepted principles of accounting shall have been set aside on its books.

     (ii) Liens imposed by law, such as carriers', warehousehandler's and mechanics' liens and other similar liens arising in the ordinary course of business which secure payment of obligations not more than 60 days past due or which are being contested in good faith by appropriate proceedings and for which adequate reserves shall have been set aside on its books.

     (iii) Liens arising out of pledges or deposits under worker's compensation laws, unemployment insurance, old age pensions, or other social security or retirement benefits, or similar legislation.

     (iv) Utility easements, building restrictions and such other encumbrances or charges against real property as are of a nature generally existing with respect to properties of a similar character and which do not in any material way affect the marketability of the same or interfere with the use thereof in the business of the Borrower or the Subsidiaries.

     (v) Purchase money Liens granted to secure the purchase price of equipment or real property or to secure Indebtedness incurred solely for the purpose of financing the acquisition of such equipment or real property, provided that such Liens do not extend to any other assets of the Borrower or of any Subsidiary.

     (vi) Liens existing on assets at the time of their acquisition (whether such acquisition is by purchase of assets or stock or by merger), provided that such Liens are limited to the assets so acquired, do not extend to any other assets of the Borrower or any Subsidiary and were not incurred in contemplation of such transaction.

     (vii) Deposits to secure the performance of bids, trade contracts (other than for borrowed money), leases, statutory obligations, surety and appeal bonds, performance bonds and other obligations of a like nature incurred in the ordinary course of business.

     (viii) Liens in existence on the Closing Date as set forth on Schedule "2".

     (ix) In addition to Liens permitted under any of the foregoing categories, Liens on real or personal property granted to secure Indebtedness incurred in the ordinary course of business not exceeding $10,000,000 in aggregate principal amount.

     (x)    Any extension, renewal or replacement of a Lien described in clause
            (v), (vi) or (viii), provided that the principal amount of the Indebtedness or other obligation secured thereby is not increased.

     (xi) Liens on Margin Stock to the extent that, at any time, Margin Stock would (but for the provisions of this clause (xi) and of the.. final sentence of Section 6.10) comprise 25% or more of the value of the consolidated assets of the Borrower and its Subsidiaries subject to any restriction on sale, pledge or other disposition pursuant to the terms of this Agreement (it being understood that Liens will only be permitted under this clause (xi) on the "excess" portion of such Margin Stock and that capital stock of the Borrower shall be deemed to be the "excess" portion of such Margin Stock to the greatest extent possible rather than any other Margin Stock held by the Borrower and its Subsidiaries).

     In addition to the foregoing, except as set forth on Schedule 6.11, the Borrower shall not, nor shall it permit any Subsidiary to, enter into any other agreement or arrangement with any other Person which would prevent or in any way limit or restrict the Borrower's or any Subsidiary's ability to pledge, assign or grant a first priority security interest in any of its assets in favor of the Bank.

     6.12.  Financial Covenants.

            6.12.1. Fixed Charge Coverage Ratio. The Borrower shall maintain a Fixed Charge Coverage Ratio of not less than 1.75 to 1.00 as of the last day of each fiscal quarter, calculated based upon financial results of the Borrower for the four most recent consecutive fiscal quarters then ended. For the purposes of this covenant: (1) the term "Fixed Charge Coverage Ratio" means the ratio of (i) the Borrower's Adjusted EBITDA for the four most recent consecutive fiscal quarters then ended to (ii) the total of (I) Consolidated Interest Expense for such period and (11) principal paid on long-term debt for such period; and (2) the term "Adjusted EBITDA" means the Borrower's EBITDA for such four fiscal quarter period, adjusted for any Permitted Acquisitions made during such period, minus (a) gains associated with distribution of the "Rabbi Trust" in the second quarter of the Borrower's fiscal year ending December 31, 2000 for calculation dates after June 30, 2000; (b) net unfinanced capital expenditures during such period;
     (c) cash taxes
     during such period; and (d) dividends paid during such period. All such adjustments to EBITDA shall be determined by the Bank in its reasonable discretion.

           6.12.2. Funded Debt/EBITDA Ratio. The Borrower shall maintain a ratio of funded Consolidated Indebtedness, excluding letters of credit issued in the ordinary course of business, to the Borrower's EBITDA for the four most recent consecutive fiscal quarters then ended at the time of calculation of not greater than 2.00 to 1.00.

           6.12.3. Minimum Consolidated Net Worth. The Borrower shall maintain a minimum Consolidated Net Worth (exclusive of any foreign currency translation gains or losses) of not less than $95,000,000. Such minimum Consolidated Net Worth covenant shall increase (exclusive of any foreign currency translation gains or losses) by an amount equal to fifty percent (50%) of the Borrower's Consolidated Net Income for each fiscal quarter ending after the date of this Agreement.

           6.12.4. Minimum Quarterly EBITDA. The Borrower shall have an EBITDA of not less than $13,000,000 for the fiscal quarter ending September 30, 2000 and an EBITDA of not less than $7,000,000 for the fiscal quarter ending December 31, 2000. Minimum EBITDA for fiscal quarters ending thereafter shall be established by the Bank within 60 days of fiscal year end 2000 based upon the Borrower's financial projection for fiscal year 2001.

           6.12.5. Consolidated Total Assets/Revenues Limitation. At no time shall more than twenty-five percent (25%) in the aggregate of the Borrower's Consolidated Total Assets be owned by Subsidiaries, or more than twenty-five percent (250%) in the aggregate of the Borrower's Consolidated Total Revenue be generated by Subsidiaries unless such Subsidiaries have either guaranteed the Obligations or, in the case of Foreign Subsidiaries, not less than sixty-five (65%) of the total issued and outstanding capital stock of such Foreign Subsidiaries has been pledged to the Bank as security for the Obligations upon terms acceptable to the Bank.

     6.13. Margin Stock. The Borrower will not, nor will it permit any Subsidiary to, purchase or carry Margin Stock with a value exceeding 15% of the value of the consolidated assets of the Borrower and its Subsidiaries (other than capital stock of the Borrower which has been repurchased and is being held as treasury stock by the Borrower, which stock is not subject to the limitation set forth in this Section 6.13).

     6.14. Accounts Receivable. The Borrower will provide the Bank with assurances that any Account Receivable used by the Borrower in the calculation of Borrowing Capacity shall be a good and valid Account Receivable representing an undisputed bona fide indebtedness incurred by the Account Debtor named therein for merchandise held subject to delivery instructions or already shipped or delivered pursuant to a contract of sale for goods, or services already performed by the Borrower, with or for the Account Debtor. The Borrower shall be the lawful owner of all such Accounts subject to no Liens or security interests therein, except as permitted under Section 6.11. No such Account Receivable shall have then, or shall thereafter be sold, assigned or transferred to any person other than the Bank, or in any way encumbered, except to the Bank, and the Borrower shall defend the same against the unlawful claims and demands of all persons. The Borrower shall give the Bank written notice of each office of the Borrower at which the records of the Borrower pertaining to Accounts Receivable are kept.

     6.15. Indebtedness. The Borrower will not, nor will it permit any Subsidiary to, create, incur, assume, or suffer to exist, any Indebtedness, except:

     (i) Indebtedness of the Credit Parties under this Agreement or the Note or the Loan Documents to which they are a party;

     (ii)  Indebtedness described in the financial statements referred to in
           Section 5.4 of this Agreement or in connection with existing financing commitments listed on Schedule 6.15 hereto, but no renewals (other than subject to existing material terms and conditions), or extensions (other than subject to existing material terms and conditions) thereof;

     (iii) Accounts payable to trade creditors for goods or services which are not aged more than ninety (90) days from the billing date and current operating liabilities (other than for borrowed money) which are not more than sixty (60) days past due, in each case incurred in the ordinary course of business, as presently conducted, and paid within the specified time, unless contested in good faith and by appropriate proceedings;

     (iv) Indebtedness of the Borrower or any Subsidiary of up to $10,000,000 in the aggregate annually for the purchase of equipment or real estate of a value equal to or in excess of the amount of the related debt.

Notwithstanding the foregoing, in no event shall Consolidated Indebtedness, excluding the aggregate Dollar Amount of all Loans outstanding hereunder, exceed $25,000,000.

     6.16. No Loans. Advances or Investments. Without the prior written approval of the Bank, the Borrower will not, nor will it permit any Subsidiary to, make in any fiscal year any loans or advances to, or investments in, any Person in an aggregate principal amount in excess of $500,000, not to exceed $1,000,000 in aggregate principal amount outstanding at any time, other than in the ordinary course of business. Notwithstanding the foregoing, the Borrower will not, nor will it permit any Subsidiary, without prior written approval of the Bank, to make any loans or advances to, or investments in Enesco plc, or in any other Subsidiary unless such Subsidiary other than Enesco plc has either guaranteed the Obligations or, in the case of Foreign Subsidiaries, not less than sixty-five percent (65%) of the total issued and outstanding capital stock of such Foreign Subsidiary has been pledged to the Bank as security for the Obligations upon terms acceptable to the Bank, and provided that all such loans or advances to, or investments in, any Subsidiary by the Borrower in the ordinary course of business, other than as outstanding as of the date hereof, shall not at any time exceed $5,000,000.

     6.17. Guaranties, Etc. The Borrower will not, nor will it permit any Subsidiary to, assume, guaranty, endorse, or otherwise be or become directly or contingently responsible or liable for obligations of any Person except: (i) guaranties by endorsement of negotiable instruments for deposit, collection or similar transactions in the ordinary course of business, (ii) guaranties as' set forth on Schedule 6.17 hereto, and any other guaranties, assumptions or endorsements of obligations in an aggregate principal amount not to exceed $500,000. Notwithstanding the foregoing, the Borrower will not, nor will it permit any Subsidiary to, assume, guaranty, endorse or otherwise become directly or contingently responsible or liable for obligations of Enesco plc, or any other Subsidiary unless such Subsidiary other than Enesco plc has either guaranteed the Obligations or, in the case of Foreign Subsidiaries, not less than sixty-five percent (65%) of the total issued and outstanding capital stock of such Foreign Subsidiary has been pledged to the Bank as security for the Obligations upon terms acceptable to the Bank.

     6.18. Transactions With Affiliates. The Borrower will not, nor will it permit any Subsidiary to, enter into any transaction, with any Affiliate, or permit any Subsidiary to enter, into any transaction, except in the ordinary course of and pursuant to the reasonable requirements of the Borrower's or such Subsidiary's business and upon fair and reasonable terms no less favorable to the Borrower or such Subsidiary than would obtain in a comparable arm's-length transaction with a Person not an Affiliate.

     6.19. Dividend Restriction. The Borrower will not declare or pay any dividends in excess of $137,500 for the fiscal quarter ending September 30, 2000 and for the fiscal quarter ending December 31, 2000, and in excess of $550,000 in any fiscal year thereafter, nor will the Borrower permit any Subsidiary to declare or pay any dividends to any Person other than the Borrower or a Subsidiary controlled, directly or indirectly, by the Borrower; nor will the Borrower, nor will the Borrower permit any Subsidiary to purchase, redeem, or otherwise acquire for value any of its capital stock now or hereafter outstanding; or make any distribution of assets to its stockholders as such whether in cash, assets, or in obligations of the Borrower; or allocate or otherwise set apart any sum for the payment of any dividend or distribution on, or for the purchase, redemption, or retirement of any shares of its capital stock; or make any other distribution by reduction of capital or otherwise in respect of any shares of its capital stock. Notwithstanding the foregoing, the Borrower will not, nor will it permit any Subsidiary, other than Enesco European Giftware Group Limited, without prior written approval of the Bank, to declare or pay any dividends to Enesco plc, or any other Subsidiary unless such Subsidiary other than Enesco plc has either guaranteed the Obligations or, in the case of Foreign Subsidiaries, not less than sixty-five percent (65%) of the total issued and outstanding capital stock of such Foreign Subsidiary has been pledged to the Bank as security for the Obligations upon terms acceptable to the Bank.

     6.20. Capital/Lease Expenditures. The Borrower will not, nor will it permit any Subsidiary to, purchase or lease assets with a fair market value, in excess of $10,000,000 in the aggregate in any fiscal year without the prior written consent of the Bank.

                                   ARTICLE VII

                                    DEFAULTS

     The occurrence of any one or more of the following events shall constitute a Default:

     7.1. Any representation or warranty made or deemed made by or on behalf of the Borrower or any of its Subsidiaries to the Bank under or in connection with this Agreement, any Loan, or any certificate or information delivered in connection with this Agreement or any other Loan Document shall be materially false on the date as of which made.

     7.2. Nonpayment of principal under any Note when due, or nonpayment of interest upon any Note or of any Facility Fee or other Obligation under any of the Loan Documents within five days after the same becomes due.

     7.3. The breach by the Borrower of any of the terms or provisions of Sections 6.2, 6.3, 6.10, 6.11 or 6.12.

     7.4. The breach by the Borrower (other than a breach which constitutes a default under Section 7.1, 7.2 or 7.3) of any of the terms or provisions of this Agreement which is not remedied within thirty days after written notice from the Bank.

     7.5. Failure of the Borrower or any of its Subsidiaries to pay any Material Indebtedness when due; or the default by the Borrower or any of its Subsidiaries in the performance of any term, provision or condition contained in any agreement under which any Material Indebtedness was created or is governed, or any other event shall occur or condition exist, the effect of which is to cause, or to permit the holder or holders of such Material Indebtedness to cause, such Material Indebtedness to become due prior to its stated maturity; or any Material Indebtedness of the Borrower or any of its Subsidiaries shall be declared to be due and payable or required to be prepaid (other than by a regularly scheduled payment) prior to the stated maturity thereof; or the Borrower or any of its Material Subsidiaries shall not pay, or admit in writing its inability to pay, its debts generally as they become due.

     7.6. The Borrower or any of its Material Subsidiaries shall (i) have an order for relief entered with respect to it under the Federal bankruptcy laws as now or hereafter in effect, (ii) make an assignment for the benefit of creditors, (iii) apply for, seek, consent to, or acquiesce in, the appointment of a receiver, custodian, trustee, examiner, liquidator or similar official for it or any Substantial Portion of its Property, (iv) institute any proceeding seeking an order for relief under the Federal bankruptcy laws as now or hereafter in effect, or seeking to adjudicate it a bankrupt or insolvent, or seeking dissolution, winding up, liquidation, reorganization, arrangement, adjustment or composition of it or its debts under any law relating to bankruptcy, insolvency or reorganization or relief of debtors or fail to file an answer or other pleading denying the material allegations of any such proceeding filed against it (v) take any corporate action to authorize or effect any of the foregoing actions set forth in this
Section 7.6 or (vi) fail to contest in good faith any appointment or proceeding described in Section 7.7.

     7.7. Without the application, approval or consent of the Borrower or any of its Material Subsidiaries, a receiver, trustee, examiner, liquidator or similar official shall be appointed for the Borrower or any of its Material Subsidiaries or any Substantial Portion of its Property, or a proceeding described in Section 7.6(iv) shall be instituted against the Borrower or any of its Material Subsidiaries and such appointment continues undischarged or such proceeding continues undismissed or unstayed for a period of 60 consecutive days.

     7.8. The Borrower or any of its Subsidiaries shall fail within 30 days to pay, bond or otherwise discharge any judgment or order for the payment of money in excess of $5,000,000 which is not stayed on appeal or otherwise being appropriately contested in good faith.

     7.9. The Unfunded Liabilities of all Single Employer Plans shall exceed in the aggregate $10,000,000.

     7.10. The Borrower or any other member of the Controlled Group shall have been notified by the sponsor of a Multiemployer Plan that it has incurred withdrawal liability to such Multiemployer Plan in an amount which, when aggregated with all other amounts required to be paid to Multiemployer Plans by the Borrower or any other member of the Controlled Group as withdrawal liability (determined as of the date of such notification), exceeds $10,000,000.

     7.11. The Borrower or any other member of the Controlled Group shall have been notified by the sponsor of a Multiemployer Plan that such Multiemployer Plan is in reorganization or is being terminated, within the meaning of Title IV of ERISA, if as a result of such reorganization or termination the aggregate annual contributions of the Borrower and the other members of the Controlled Group (taken as a whole) to all Multiemployer Plans which are then in reorganization or being terminated have been or will be increased over the amounts contributed to such Multiemployer Plans for the respective plan years of each such Multiemployer Plan immediately preceding the plan year in which the reorganization or termination occurs by an amount exceeding $10,000,000.

     7.12. Any Change in Control shall occur.

     7.13. The guaranty set forth in Article XIV or any Guarantee shall fail to remain in full force or effect or any action shall be taken to discontinue or to assert the invalidity or unenforceability thereof, or the Borrower or any Guarantor, as the case may be, shall fail to comply with any of the terms or provisions thereof.

     7.14. Termination of any license held by the Borrower or any Subsidiary which will have a Material Adverse Effect.

                                  ARTICLE VIII

                 ACCELERATION, WAIVERS, AMENDMENTS AND REMEDIES

     8.1. Acceleration. If any Default described in Section 7.6 or 7.7 occurs with respect to the Borrower, the obligation of the Bank to make Loans hereunder shall automatically terminate and the Obligations shall immediately become due and payable without any election or action on the part of the Bank. If any other Default occurs, the Bank may terminate or suspend the obligation of the Bank to make Loans hereunder, or declare the Obligations to be due and payable, or both, whereupon the Obligations shall become immediately due and payable, without presentment, demand, protest or notice of any kind, all of which the Credit Parties hereby expressly waive.

     8.2. Amendments No amendment of any provision of this Agreement relating to the Bank shall be effective without the written consent of the Bank.

     8.3. Preservation of Rights. No delay or omission of the Bank to exercise any right under the Loan Documents shall impair such right or be construed to be a waiver of any Default or an acquiescence therein, and the making of a Loan notwithstanding the existence of a Default or the inability of any Credit Party to satisfy the conditions precedent to such Loan shall not constitute any waiver or acquiescence. Any single or partial exercise of any such right shall not preclude other or further exercise thereof or the exercise of any other right, and no waiver, amendment or other variation of the terms, conditions or provisions of the Loan Documents whatsoever shall be valid unless in writing signed by the Bank required pursuant to Section 8.2, and then only to the extent in such writing specifically set forth. All remedies contained in the Loan Documents or by law afforded shall be cumulative and all shall be available to the Bank until the Obligations have been paid in full.

                                   ARTICLE IX

                               GENERAL PROVISIONS

     9.1. Survival of Representations. All representations and warranties of the Credit Parties contained in this Agreement shall survive delivery of the Notes and the making of the Loans herein contemplated.

     9.2. Governmental Regulation. Anything contained in this Agreement to the contrary notwithstanding, the Bank shall not be obligated to extend credit to any Credit Party in violation of any limitation or prohibition provided by any applicable statute or regulation.

     9.3. Taxes. Any taxes (excluding Excluded Taxes) or other similar assessments or charges made by any governmental or revenue authority in respect of the Loan Documents shall be paid by the Borrower, together with interest and penalties, if any.

     9.4. Headings. Section headings in the Loan Documents are for convenience of reference only, and shall not govern the interpretation of any of the provisions of the Loan Documents.

     9.5. Entire Agreement. The Loan Documents embody the entire agreement and understanding among the Credit Parties and the Bank and supersede all prior agreements and understandings among the Credit Parties and the Bank relating to the subject matter thereof.

     9.6. Several Obligations; Benefits of Agreement. The obligations of the Bank hereunder are several and not joint and the Bank shall not be the partner or agent of any other Person (except to the extent to which the Bank is authorized to act as such). This Agreement shall not be construed so as to confer any right or benefit upon any Person other than the parties to this Agreement and their respective successors and assigns.

     9.7. Expenses; Indemnification. The Borrower shall reimburse the Bank for any reasonable attorneys' fees and time charges of attorneys for the Bank, which attorneys may be employees of the Bank, paid or incurred by the Bank in connection with the preparation, negotiation, execution, delivery, review, amendment, modification, and administration of the Loan Documents. The Borrower also agrees to reimburse the Bank for any reasonable costs, internal charges and out-of-pocket expenses (including reasonable attorneys' fees and time charges of attorneys for the Bank, which attorneys may be employees of -the Bank) paid or incurred by the Bank in connection with the collection and enforcement of the Loan Documents. The Borrower further agrees to indemnify the Bank and its directors, officers and employees (each an "Indemnified Party') against all losses, claims damages, penalties, judgments, liabilities and expenses (including, without limitation, all expenses of litigation or preparation therefor whether or not the Bank is a party thereto) which any of them may pay or incur arising out of or relating to this Agreement, the other Loan Documents, the transactions contemplated hereby or the direct or indirect application or proposed application of the proceeds of any Loan hereunder, provided that the Borrower shall not be liable for any such losses, claims, damages, penalties, judgments, liabilities or expenses of any Indemnified Party which arise from such Indemnified Party's gross negligence or willful misconduct. The obligations of the Borrower under this Section shall survive the termination of this Agreement.

     9.8.  [RESERVED]

     9.9. Accounting. Except as provided to the contrary herein, all accounting terms used herein shall be interpreted and all accounting determinations hereunder shall be made in accordance with Agreement Accounting Principles.

     9.10. Severability of Provisions. Any provision in any Loan Document that is held to be inoperative, unenforceable, or invalid in any jurisdiction shall, as to that jurisdiction, be inoperative, unenforceable, or invalid without affecting the remaining provisions in that jurisdiction or the operation, enforceability, or validity of that provision in any other jurisdiction, and to this end the provisions of all Loan Documents are declared to be severable.

     9.11. Nonliability of Bank. The relationship between the Credit Parties on the one hand and the Bank on the other hand shall be solely that of borrower and lender. The Bank shall have no fiduciary responsibilities to any of the Credit Parties. The Bank undertakes no responsibility to any Credit Party to review or inform any Credit Party of any matter in connection with any phase of such Credit Party's business or operations.

     9.12. Language. The Loan Documents and all notices, communications, opinions and other documents to be furnished by or on behalf of any Credit Party pursuant to the Loan Documents shall be in the English language or, in the case of any notices, communications, opinions or other documents submitted in another language, accompanied by a certified English translation thereof and, in the event of any conflict between the English text and such other text of any such document, the English text shall prevail.

     9.13. CHOICE OF LAW. THE LOAN DOCUMENTS (OTHER THAN THOSE CONTAINING A CONTRARY EXPRESS CHOICE OF LAW PROVISION) SHALL BE CONSTRUED IN ACCORDANCE WITH THE INTERNAL LAWS (AND NOT THE LAW OF CONFLICTS) OF THE COMMONWEALTH OF MASSACHUSETTS.

     9.14. CONSENT TO JURISDICTION. THE CREDIT PARTIES EACH HEREBY IRREVOCABLY SUBMIT TO THE NON-EXCLUSIVE JURISDICTION OF ANY UNITED STATES FEDERAL OR MASSACHUSETTS STATE COURT SITTING IN SPRINGFIELD IN ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO ANY LOAN DOCUMENTS AND EACH CREDIT PARTY HEREBY IRREVOCABLY AGREES THAT ALL CLAIMS IN RESPECT OF SUCH ACTION OR PROCEEDING MAY BE HEARD AND DETERMINED IN ANY SUCH COURT AND IRREVOCABLY WAIVES ANY OBJECTION IT MAY NOW OR HEREAFTER HAVE AS TO THE VENUE OF ANY SUCH SUIT, ACTION OR PROCEEDING BROUGHT IN SUCH A COURT OR THAT SUCH COURT IS AN INCONVENIENT FORUM. NOTHING HEREIN SHALL LIMIT THE RIGHT OF THE BANK TO BRING PROCEEDINGS AGAINST ANY CREDIT PARTY IN THE COURTS OF ANY OTHER JURISDICTION. ANY JUDICIAL PROCEEDING BY ANY CREDIT PARTY AGAINST THE BANK OR ANY AFFILIATE OF THE BANK INVOLVING DIRECTLY OR INDIRECTLY, ANY MATTER IN ANY WAY ARISING OUT OF, RELATED TO, OR CONNECTED WITH ANY LOAN DOCUMENT SHALL BE BROUGHT ONLY IN A COURT IN SPRINGFIELD, MASSACHUSETTS.

      9.15. SERVICE OF PROCESS. EACH FOREIGN BORROWING SUBSIDIARY HEREBY AGREES THAT SERVICE OF ALL WRITS, PROCESS AND SUMMONSES IN ANY SUCH SUIT, ACTION OR PROCEEDING BROUGHT IN THE COMMONWEALTH OF MASSACHUSETTS MAY BE MADE UPON CT CORPORATION SYSTEM (THE "PROCESS AGENT"), PRESENTLY LOCATED AT 2 OLIVER STREET, BOSTON, MASSACHUSETTS 02109. EACH FOREIGN BORROWING SUBSIDIARY HEREBY IRREVOCABLY APPOINTS THE PROCESS AGENT ITS TRUE AND LAWFUL AGENT IN ITS NAME, PLACE AND STEAD TO ACCEPT SUCH SERVICE OF ANY AND ALL SUCH WRITS, PROCESS AND SUMMONSES, AND AGREES THAT THE FAILURE OF THE PROCESS AGENT TO GIVE ANY NOTICE OF ANY SUCH SERVICE OF PROCESS TO ANY SUCH FOREIGN BORROWING SUBSIDIARY SHALL NOT IMPAIR OR AFFECT THE VALIDITY OF SUCH SERVICE OR OF ANY JUDGMENT BASED THEREON. EACH FOREIGN BORROWING SUBSIDIARY HEREBY FURTHER IRREVOCABLY CONSENTS TO THE SERVICE OF PROCESS IN ANY SUIT, ACTION OR PROCEEDING IN SAID COURTS BY THE DELIVERY THEREOF VIA AN INTERNATIONAL PRIVATE COURIER COMPANY, DELIVERY COSTS PREPAID, TO EACH FOREIGN BORROWING SUBSIDIARY ADDRESSED AS PROVIDED HEREIN. NOTHING HEREIN SHALL IN ANY WAY BE DEEMED TO LIMIT THE ABILITY OF THE BANK TO SERVE ANY SUCH WRITS, PROCESS OR SUMMONSES IN ANY OTHER MANNER PERMITTED BY APPLICABLE LAW OR TO OBTAIN JURISDICTION OVER THE CREDIT PARTIES IN SUCH OTHER JURISDICTION, AND IN SUCH MANNER, AS MAY BE PERMITTED BY APPLICABLE LAW.

      9.16. WAIVER OF JURY TRIAL. THE CREDIT PARTIES AND THE BANK HEREBY WAIVE TRIAL BY JURY IN ANY JUDICIAL PROCEEDING INVOLVING, DIRECTLY OR INDIRECTLY, ANY MATTER (WHETHER SOUNDING IN TORT, CONTRACT OR OTHERWISE) IN ANY WAY ARISING OUT OF, RELATED TO, OR CONNECTED WITH ANY LOAN DOCUMENT OR THE RELATIONSHIP ESTABLISHED THEREUNDER.

      9.17. ERISA Representation. The Bank hereby represents, warrants and agrees that none of the funds, monies, assets or other consideration being used to make the Loans hereunder, to acquire its rights and interests in and under any of the Loan Documents, or to acquire any participation in the foregoing from any other lender are or will constitute assets of any employee benefit plan subject to ERISA and that its rights, benefits, and interests in and under the Loan Documents will not be assets of any employee benefit plan subject to ERISA.

      9.18. Confidentiality. The Bank agrees to hold any confidential information which it may receive from any Credit Party pursuant to this Agreement in confidence, except for disclosure (i) to other lenders and their respective Affiliates which agree to be bound by the provisions of this Section 9.18, (ii) to legal counsel, accountants, and other professional advisors to that lender or to a Transferee, (iii) to regulatory officials having jurisdiction over such lender,

(iv) to any person as required by law, regulation, or legal process, and (v) permitted by Section 12.4.

      9.19. [RESERVED]

      9.20. Maximum Interest Rate. Notwithstanding anything herein to the contrary, no provision of this Agreement or of the Notes shall require or be construed to require the payment or permit the charging or collection of interest in an amount or at a rate in excess of the maximum non-usurious rate permitted by applicable law, and in no event shall interest on or in connection with this Agreement or the Notes accrue and be payable in an amount or at a rate in excess of the Maximum Rate. If any excess of interest in such respect is hereby provided for, or shall be adjudicated to be so provided, in the Notes or otherwise in connection with this loan transaction, the provisions of this
Section 9.20 shall govern and prevail, and neither the Credit Parties nor their respective sureties, guarantors, successors, or assigns shall be obligated to pay the excess amount of such interest, or any other excess sum paid for the use, forbearance, or detention of sums loaned pursuant hereto. In the event the Bank ever receives, collects, or applies as interest any such sum, such amount which would be in excess of the Maximum Rate shall be applied as a payment and reduction of the principal of Indebtedness evidenced by the Notes; and, if the principal amount of the Notes has been paid in full, any remaining excess shall forthwith be paid to the appropriate Credit Party. All amounts paid in connection with this Agreement and the Notes which would, under applicable laws, be deemed "interest" shall, to the extent permitted by such applicable laws, be amortized, prorated, allocated, and spread throughout the full term of this Agreement and the Notes. If at the maturity of any Note, whether by acceleration or otherwise, the total amount of interest paid or accrued thereon in favor of the Bank is, as a result of the provisions of this Section 9.20, less than the amount of interest which would have accrued if the rates of interest specified in Article II of this Agreement (the "Specified Rates") had at all times been in effect, then, at such time (but only to the extent permitted by applicable law), the relevant Credit Party shall pay to the Bank an amount equal to the difference between (x) the lesser of the amount of interest which would have accrued if the Specified Rates had at all times been in effect and the amount of interest which would have accrued if the Maximum Rate had at all times been in effect, and (y) the amount of interest actually paid or accrued on such Note.

      9.21. Replacement of Notes. Upon receipt of an affidavit of an officer of the Bank as to the loss, theft, destruction or mutilation of any Note or any other Loan Document which is not of public record, and, in the case of any such loss, theft, destruction or mutilation, upon surrender and cancellation of such Note or other Loan Document, the Borrower shall issue, in lieu thereof, a replacement Note or other Loan Document in the same principal amount thereof and otherwise of like tenor.

                                    ARTICLE X

                                   [RESERVED]

                                   ARTICLE XI

                                     SETOFF

       11.1. Setoff. Borrower and each Guarantor hereby grants to the Bank, to the fullest extent permitted by applicable law, a right of setoff as security for all Obligations of the Borrower to the Bank, whether now existing or hereafter arising, upon and against all deposits, credits, collateral and property, now or hereafter in the possession, custody, safekeeping or control of the Bank or any entity under the control of FleetBoston Financial Corporation, or in transit to any of them. At any time after the occurrence of a Default and while such Default continues, without demand or notice, Bank may set off the same or any part thereof and apply the same to any liability or obligation of Borrower or any Guarantor even though unmatured and regardless of the adequacy of any other collateral securing the Loan. ANY AND ALL RIGHTS TO REQUIRE THE BANK TO EXERCISE ITS RIGHTS OR REMEDIES WITH RESPECT TO ANY OTHER COLLATERAL WHICH MAY SECURE THE LOAN, PRIOR TO EXERCISING ITS RIGHT OF SETOFF WITH RESPECT TO SUCH DEPOSITS, CREDITS OR OTHER PROPERTY OF THE BORROWER OR ANY GUARANTOR, ARE HEREBY KNOWINGLY, VOLUNTARILY AND IRREVOCABLY WAIVED TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW.

      11.2. [RESERVED]

                                   ARTICLE XII

                BENEFIT OF AGREEMENT; ASSIGNMENTS; PARTICIPATIONS

      12.1. Successors and Assigns. The terms and provisions of the Loan Documents shall be binding upon and inure to the benefit of the Credit Parties and the Bank and their respective successors and assigns, except that (i) no Credit Party shall have the right to assign its rights or obligations under the Loan Documents and (ii) any assignment by the Bank must be made in compliance with Section 12.3. Notwithstanding clause (ii) of this Section, the Bank may at any time, without the consent of any Credit Party, assign all or any portion of its rights under this Agreement and its Notes to any of the twelve (12) Federal Reserve Banks organized under Section 4 of the Federal Reserve Act, 12 U.S.C.
Section 341; provided, however, that no such assignment shall release the Bank from its obligations hereunder. Any assignee or transferee of a Note agrees by acceptance thereof to be bound by all the terms and provisions of the Loan Documents. Any request, authority or consent of any Person, who at the time of making such request or giving such authority or consent is the holder of any Note, shall be conclusive and binding on any subsequent holder, transferee or assignee of such Note or of any Note or Notes issued in exchange therefor.

      12.2. Participations.

            12.2.1 Permitted Participants: Effect. The Bank shall have the unrestricted right at any time and from time to time, and without the consent of or notice to Borrower or any Guarantor, to grant to one or more banks or other financial institutions (each, a "Participant") participating interest in Bank's obligation to lend hereunder and/or any or all of the Loans held by the Bank hereunder. In the event of any such grant by the Bank of a participating interest to a Participant, whether or not upon notice to Borrower, the Bank shall remain responsible for the performance of its obligations hereunder and Borrower shall continue to deal solely and directly with the Bank in connection with Bank's rights and obligations hereunder.

            The Bank may furnish any information concerning Borrower in its possession from time to time to prospective Assignees and Participants, provided that the Bank shall require any such prospective Assignee or Participant to agree in writing to maintain the confidentiality of such information.

            12.2.2. [RESERVED]

            12.2.3. Benefit of Setoff. The Credit Parties agree that each Participant shall be deemed to have the right of setoff provided in
      Section 11.1 in respect of its participating interest in amounts owing under the Loan Documents to the same extent as if the amount of its participating interest were owing directly to it as the Bank under the Loan Documents, provided that the Bank shall retain the right of setoff provided in Section 11.1 with respect to the amount of participating interests sold to each Participant. The Bank agrees to share with each Participant, and each Participant, by exercising the right of setoff provided in Section 11.1, agrees to share with the Bank, any amount received pursuant to the exercise of its right of setoff, such amounts to be shared in accordance with Section 11.2 as if each Participant were the Bank.

      12.3. Assignments.

            12.3.1. Permitted Assignments. The Bank may, in the ordinary course of its business and in accordance with applicable law, at any time assign to one or more banks or other entities not owned or controlled by any competitor of the Borrower ("Purchasers") all or any part of its rights and obligations under the Loan Documents, provided that (i) no such assignment shall be of less than $5,000,000 of the Commitment or (if the Aggregate Commitment has been terminated) of aggregate principal amount of the Bank's Loans, unless such assignment is of the entire remaining amount of the Commitment and Loans, each Purchaser agrees to be bound by Section
      2.18 and 9.18 and (ii) as a result of such assignment to each such Purchaser, the Credit Parties shall not, as of the date of such assignment, have any increased obligations under Article III. Such assignment shall be substantially in the form of Exhibit "D" hereto or in such other form as may be agreed to by the parties thereto (the "Assignment Agreement"). The consent of the Borrower (which consent shall not be unreasonably withheld or delayed) shall be required prior to an assignment becoming effective with respect to a Purchaser which is not an Affiliate of the Bank; provided, however, that if a Default has occurred and is continuing, the consent of the Borrower shall not be required.

            12.3.2. [RESERVED]

      12.4. Dissemination of Information. The Credit Parties authorize the Bank to disclose to any Participant or Purchaser or any other Person acquiring an interest in the Loan Documents by operation of law (each a "Transferee") and any prospective Transferee any and all information in the Bank's possession concerning the creditworthiness of the Borrower and its Subsidiaries; provided that each Transferee and prospective Transferee agrees to be bound by Section
9.18 of this Agreement.

      12.5. [RESERVED]

                                  ARTICLE VIII

                                     NOTICES

      13.1. Giving Notice. Except as otherwise permitted by Section 2.13 with respect to borrowing notices, all notices and other communications provided to any party hereto under this Agreement or any other Loan Document shall be in writing and shall be sent by United States mail (or, where applicable, international airmail) or facsimile machine, and shall be deemed received (i) when received by the addressee if sent via the United States mail or international airmail, postage prepaid and (ii) when receipt thereof by the addressee is confirmed by telephone or facsimile machine, if sent by facsimile, in each case addressed to such party at its address or facsimile number set forth below its signature hereto (or, in the case of a Borrowing Subsidiary, to its address or facsimile number set forth in the Election to Participate to which it is a party).

      13.2. Change of Address. Any Credit Party and the Bank may each change the address for service of notice upon it by a notice in writing to the other parties hereto.

                                   ARTICLE XIV

              BORROWER GUARANTY OF BORROWING SUBSIDIARY OBLIGATIONS

      14.1. The Guaranty. The Borrower hereby unconditionally and irrevocably guarantees the due and punctual payment (whether at stated maturity, upon acceleration or otherwise) and performance of the Borrowing Subsidiary Obligations, including, but not limited to, (i) the due and punctual payment of principal of and interest on the Borrowing Subsidiary Notes, (ii) interest accruing upon the filing of a bankruptcy petition by or against any Borrowing Subsidiary, at the applicable rate or rates specified herein, whether or not such interest is allowed as a claim in bankruptcy and (iii) punctual payment of all other sums now or hereafter owed by the Borrowing Subsidiaries under the Loan Documents as and when the same shall become due and according to the terms hereof and thereof. In case of failure by any Borrowing Subsidiary punctually to pay or perform any of its Borrowing Subsidiary Obligations, the Borrower shall forthwith on demand pay or perform such Borrowing Subsidiary Obligations in the currency, at the place, in the manner and with the effect otherwise specified pursuant to the terms of this Agreement. The Borrower hereby agrees that its guaranty of the Borrowing Subsidiary Obligations pursuant to this Article XIV is a guaranty of payment and not a guaranty of collection.

      14.2. Guaranty Unconditional. The obligations of the Borrower under this
Article XIV shall be irrevocable, unconditional and absolute and, without limiting the generality of the foregoing, shall not be released, discharged or otherwise affected by:

            (a) any extension, renewal, settlement, compromise, waiver or release in respect of any obligation of any Borrowing Subsidiary under any Loan Document by operation of law or otherwise or the exchange, release or non-perfection of any collateral security therefor;

            (b) any modification or amendment of or supplement to any Loan Document;

            (c) any compromise, settlement, modification, amendment, waiver, release, non-perfection or invalidity of or to any direct or indirect security, guarantee or other liability of any third party, or Borrowing Subsidiary Obligations;

            (d) any change in the corporate existence, structure, or ownership of, or any insolvency, bankruptcy, reorganization or other similar proceeding affecting any Borrowing Subsidiary or its assets or any resulting release or discharge of any Borrowing Subsidiary Obligations;

            (e) the existence of any claim, set-off or other rights which the Borrower may have at any time against any Borrowing Subsidiary, the Bank or any other Person, whether or not arising in connection with this Agreement, provided that nothing herein shall prevent the assertion of any such claim by separate suit or compulsory counterclaim;

            (f) any invalidity or unenforceability relating to or against any Borrowing Subsidiary for any reason of any Loan Document, or any provision of applicable law or regulation purporting to prohibit the payment by any Borrowing Subsidiary of the principal of or interest on any Borrowing Subsidiary Note or any other amount payable by it under this Agreement; or

            (g) any other act or omission to act or delay of any kind by any Borrowing Subsidiary, the Bank or any other Person or any other circumstance whatsoever that might, but for the provisions of this paragraph, constitute a legal or equitable discharge of the obligations of the Borrower under this Article XIV.

      14.3. Discharge Only Upon Payment in Full: Reinstatement in Certain Circumstances. The Borrower's obligations under this Article XIV shall remain in full force and effect until the Commitment is terminated and the principal of and interest on the Notes and all other Obligations payable under the Loan Documents shall have been paid and performed in full. If at any time any payment of the principal of or interest on any Borrowing Subsidiary Note or any other amount payable by any Borrowing Subsidiary under any Loan Document is rescinded or must be otherwise restored or returned upon the insolvency, bankruptcy or reorganization of any Borrowing Subsidiary or otherwise, the Borrower's obligations under this Article XIV with respect to such payment shall be reinstated at such time as though such payment had become due but had not been made at such time. This Section 14.3 shall survive the termination of this Agreement and the payment in full of the Obligations.

      14.4. Waiver; Authorization. The Borrower irrevocably waives acceptance hereof, presentment, demand, protest and any notice not provided for herein, as well as any requirement that at any time any action be taken by any Person against any Borrowing Subsidiary or any other Person. Without limiting its rights under Section 14.7 and subject to the provisions thereof, the Borrower waives any benefit of the collateral, if any, which may from time to time secure the Obligations or any part thereof and authorizes the Bank to take any action or exercise any remedy with respect thereto, which the Bank in its sole discretion shall determine, without notice to the Borrower. In the event the Bank in its sole discretion elects to give notice of any action with respect to the collateral, if any, securing the Obligations or any part thereof, ten days' written notice mailed to the Borrower by certified mail at the address shown hereon shall be deemed reasonable notice of any matters contained in such notice. In addition, the Bank is hereby authorized, without notice or demand and without affecting the liability of the Borrower hereunder, from time to time,
(i) to renew, extend, accelerate or otherwise change the time for payment of, or other terms relating to, all or any part of the Borrowing Subsidiary Obligations (provided that the Bank will not, without the consent of the Borrower, lend to the Borrowing Subsidiaries an aggregate principal amount which exceeds the amount permitted to be borrowed by such Borrowing Subsidiaries hereunder, other than as a result of the capitalization of accrued interest, fees or other amounts due hereunder In accordance with the terms hereof, or to otherwise modify, amend or change any of the terms of the Loan Documents relating to the Borrowing Subsidiary Obligations; (ii) to accept partial payments on all or any part of the Borrowing Subsidiary Obligations; (iii) to take and hold security or collateral for the payment of all or any part of the Borrowing Subsidiary Obligations; (iv) to exchange, enforce, waive and release any such security or collateral; (v) to apply such security or collateral and direct the order or manner of sale thereof as in their reasonable discretion they may determine;
(vi) to settle, release, exchange, enforce, waive, compromise or collect or otherwise liquidate all or any part of the Borrowing Subsidiary Obligations, the Borrower's obligations under this Article XIV, any other guaranty of all or any part of the Borrowing Subsidiary Obligations, and any security or collateral for the Borrowing Subsidiary Obligations or for any such guaranty. Any of the foregoing may be done in any manner, without affecting or impairing the obligations of the Borrower under this Article XIV.

      14.5. Stay of Acceleration. If acceleration of the time for payment of any amount payable by any Borrowing Subsidiary under any of the Loan Documents is stayed upon the insolvency, bankruptcy or reorganization of any Borrowing Subsidiary all such amounts otherwise subject to acceleration under the terms of this Agreement shall nonetheless by payable by the Borrower hereunder forthwith on demand by the Bank.

      14.6. Payments. All payments to be made by the Borrower pursuant to this
Article XIV shall be made in immediately available Dollars at the times and in the manner prescribed for payments in this Agreement.

      14.7. Subrogation. Notwithstanding any payments made or obligations performed by the Borrower by reason of this Article XIV (including but not limited to application of funds on account of such payments of obligations), until the Borrowing Subsidiary Obligations are indefeasibly paid in full and the Aggregate Commitment is terminated, the Borrower will not, without the prior written consent of the Bank, exercise any right it may have (whether arising directly or indirectly, by operation of law, contract or otherwise) to assert any claim against any Borrowing Subsidiary or any other Person or against any direct or indirect security on account of payments made or obligations performed under or pursuant to this Article XIV, including without limitation any and all rights of subrogation, reimbursement, exoneration, contribution or indemnity. After the Borrowing Subsidiary Obligations are indefeasibly paid in full and the Aggregate Commitment is terminated, the Borrower may (notwithstanding the waiver set forth in the second sentence of Section 14.4) exercise any rights and assert any claims of the type described in the preceding sentence, including (without limitation) any rights of subrogation under claims of the Bank with respect to any collateral which may have been pledged by any Borrowing Subsidiary or any other Person to the Bank as security for the Borrowing Subsidiary Obligations, provided, however, that the Borrower's right of subrogation shall not in any sense be construed to provide a defense to the Borrower's payment of its obligations under this Article XIV, regardless of what actions the Bank may take with respect to any such collateral.

                                   ARTICLE XV

                                  COUNTERPARTS

      This Agreement may be executed in any number of counterparts, all of which taken together shall constitute one agreement, and any of the parties thereto may execute this Agreement by signing any such counterpart. This Agreement shall be effective when it has been executed by the Borrower and the Bank (and with respect to each Borrowing Subsidiary when each such Borrowing Subsidiary has executed an Election to Participate).

             [THE REMAINDER OF THIS PAGE INTENTIONALLY LEFT BLANK]

IN WITNESS WHEREOF, the Borrower and the Bank have executed this Amended and Restated Senior Revolving Credit Agreement as of the date first above written.



                                              ENESCO GROUP, INC.

                                              By: /s/ ALLAN KEIRSTEAD
                                                 -------------------------------

                                              Print Name: Allan Keirstead

                                              Title: Executive Vice President
                                                     and Chief Financial Officer



                                              By: /s/ JEFFREY W. LEMAJEUR
                                                 -------------------------------

                                              Print Name: Jeffrey W. Lemajeur

                                              Title: Treasurer

                                              225 Windsor Drive
                                              Itasca, Illinois 60143
                                              Attention: Jeffrey W. Lemajeur
                                                         Treasurer
                                              Telephone: (630) 875-5856
                                              Fax: (630) 875-5846


                                              FLEET NATIONAL BANK

                                              By: /s/ SHERYL L. MCQUADE
                                                 -------------------------------

                                              Print Name: Sheryl L. McQuade
                                                         -----------------------
                                              Title: Vice President
                                                    ----------------------------


                                              Fleet National Bank
                                              MA SP M21MMB
                                              P.O. Box 711
                                              One Monarch Place
                                              Springfield, MA 01102-0711

                                              Attention:  Sheryl L. McQuade,
                                                          Vice President
                                              Telephone:  (413) 787-8628
                                              Fax:        (413) 787-8664

                                  EXHIBIT "A-1"

                                  BORROWER NOTE

                                                      Springfield, Massachusetts
$50,000,000                                           August 3, 2000


      Enesco Group, Inc., a Massachusetts corporation (the "Borrower"), promises to pay to the order of Fleet National Bank (the "Bank") the sum of FIFTY MILLION DOLLARS ($50,000,000), or the then aggregate unpaid principal amount of all Loans made by the Bank to the Borrower pursuant to Article II of the Senior Revolving Credit Agreement hereinafter referred to (as the same may be amended, modified, supplemented and/or restated from time to time, the "Agreement"), in U.S. Dollars in immediately available funds at the address of the Bank specified in the Agreement (or such other place as may be required under the Agreement), together with interest on the unpaid principal amount hereof at the rates and on the dates set forth in the Agreement. The Borrower shall pay the principal of and accrued and unpaid interest on the Loans in full on the Facility Termination Date.

      The Bank shall, and is hereby authorized to, record on the schedule attached hereto, or to otherwise record in accordance with its usual practice, the date and amount of each Loan and the date and amount of each principal payment hereunder.

      This Note is the Borrower Note issued pursuant to, and is entitled to the benefits of, the Senior Revolving Credit Agreement, dated as of August 3, 2000 among the Borrower, the Borrowing Subsidiaries from time to time party thereto, and the Bank, to which Agreement reference is hereby made for a statement of the terms and conditions governing this Note, including the terms and conditions under which this Note may be prepaid or its maturity date accelerated. Capitalized terms used herein and not otherwise defined herein are used with the meanings attributed to them in the Agreement.

      This Note shall be governed by the internal laws (and not the law of conflicts) of The Commonwealth of Massachusetts, United States of America.



             [THE REMAINDER OF THIS PAGE INTENTIONALLY LEFT BLANK]

      This Borrower Note is executed as an instrument under seal as of the date first above written.


                                              ENESCO GROUP, INC.



                                              By:
                                                 -------------------------------
                                              Print Name:
                                                         -----------------------
                                              Title:
                                                    ----------------------------



                                              By:
                                                 -------------------------------
                                              Print Name:
                                                         -----------------------
                                              Title:
                                                    ----------------------------

                   SCHEDULE OF LOANS AND PAYMENTS OF PRINCIPAL
                                       TO
                           NOTE OF ENESCO GROUP, INC.,
                              DATED AUGUST 3, 2000


                 Principal          Maturity      Principal
Borrowing        Amount of        of Interest       Amount          Unpaid
  Date              Loan             Period          Paid           Balance
---------        ---------        -----------      ---------        -------






                                  EXHIBIT "A-2"

                            BORROWING SUBSIDIARY NOTE

Springfield, Massachusetts, U.S.A.                          _____________, 200_

      ______________________________, a _______________________ corporation (the
"Borrowing Subsidiary"), promises to pay to the order of _______________________ (the "Bank") the aggregate unpaid principal amount of all Loans made by the Bank to the Borrowing Subsidiary pursuant to Article II of the Senior Revolving Credit Agreement hereinafter referred to (as the same may be amended, modified, supplemented and/or restated from time to time, the "Agreement"), in U.S. Dollars in immediately available funds at the address of the Bank specified in the Agreement, together with interest on the unpaid principal amount hereof at the rates and on the dates set forth in the Agreement. The Borrowing Subsidiary shall pay the principal of and accrued and unpaid interest on the Loans made to the Borrowing Subsidiary in full on the Facility Termination Date.

      The Bank shall, and is hereby authorized to, record on the schedule attached hereto, or otherwise record in accordance with its usual practice, the date and amount of each Loan and the date and amount of each principal payment hereunder.

      This Note is one of the Notes issued pursuant to, and is entitled to the benefits of, the Senior Revolving Credit Agreement, dated as of August 3, 2000 among Enesco Group, Inc., the undersigned Borrowing Subsidiary and the other Borrowing Subsidiaries from time to time party thereto, and the Bank, to which Agreement reference is hereby made for a statement of the terms and conditions governing this Note, including the terms and conditions under which this Note may be prepaid or its maturity date accelerated. Capitalized terms used herein and not otherwise defined herein are used with the meanings attributed to them in the Agreement.

       This Note shall be governed by the internal laws (and not the law of conflicts) of The Commonwealth of Massachusetts, United States of America.


              [THE REMAINDER OF THIS PAGE INTENTIONALLY LEFT BLANK]

      EXECUTED as an instrument under seal as of the date first above written.


                                              ----------------------------------

                                              By:
                                                 -------------------------------
                                              Print Name:
                                                         -----------------------
                                              Title:
                                                    ----------------------------

                   SCHEDULE OF LOANS AND PAYMENTS OF PRINCIPAL
                                       TO
                          NOTE OF ____________________
                          DATED ________________, 200_



                       Principal               Maturity              Principal
Borrowing              Amount of             of Interest              Amount        Unpaid
  Date                   Loan                   Period                 Paid        Balance
---------              ---------             -----------           -------------   -------




                                 EXHIBIT "B-1"

                                 EXHIBIT "B-2"

                                 EXHIBIT "B-3"

                                 EXHIBIT "B-4"

                                 EXHIBIT "B-5"

                                 EXHIBIT "B-6"

                                   EXHIBIT "C"

                             COMPLIANCE CERTIFICATE

To:   FLEET NATIONAL BANK

      This Compliance Certificate is furnished pursuant to that certain Senior Revolving Credit Agreement dated as of August 3, 2000 (as amended, modified, renewed or extended from time to time, the "Agreement") between the Borrower and the Bank. Unless otherwise defined herein, capitalized terms used in this Compliance Certificate have the meanings ascribed thereto in the Agreement.

      THE UNDERSIGNED HEREBY CERTIFIES THAT:

      1. I am the duly elected __________________ of the Borrower;

      2. 1 have reviewed the terms of the Agreement and I have made, or have caused to be made under my supervision, a detailed review of the transactions and conditions of the Borrower and its Subsidiaries during the accounting period covered by the attached financial statements;

      3. The examinations described in paragraph 2 did not disclose, and I have no knowledge of, the existence of any condition or event which constitutes a Default or Unmatured Default during or at the end of the accounting period covered by the attached financial statements or as of the date of this Certificate, except as set forth below; and

      4. Schedule I attached hereto sets forth financial data or computations evidencing the Borrower's compliance with Sections 6.12.1, 6.12.2, 6.12.3,
6.12.4 and 6.12.5 of the Agreement, all of which data and computations are true, complete and correct.

      Described below are the exceptions, if any, to paragraph 3 by listing, in detail, the nature of the condition or event, the period during which it has existed and the action which the Borrower has taken, is taking, or proposes to take with respect to each such condition or event:

      The foregoing certifications, together with the computations set forth in
Schedule I [and Schedule II] hereto and the financial statements delivered with this Certificate in support hereof, are made and delivered this ______ day of ______________________________, 200__.





                                              ----------------------------------

                                    [SAMPLE]

                      SCHEDULE I TO COMPLIANCE CERTIFICATE

      Schedule of Compliance as of             with

        Provisions of Sections 6.12.1, 6.12.2, 6.12.3, 6.12.4 and 6.12.5
                                of the Agreement

1.        Fixed Charge Coverage [6.12.1]                          2QOO             3QOO             4QOO
          (Based on Rolling Four Quarters)

          EBITDA, on a consolidated basis, adjusted for:
          1) Non-Cash writedowns - Q4 '99 -
          $9,640,000 and Q2 '00 $2,900,000
          2) PM Breakup Costs - Q2 '00 - $2,200,000
          3) CEO Severance Charge - Q2 '00 - $2,800,000
          4) Non-Cash amounts expensed but paid in
          treasury stock
          5) Gains assoc. with Rabbi Trust dist. -             N/A
          Q2 '00 - $2,700,000
          Less: Net Unfinanced Capital
          Expenditures
          Less: Cash Taxes Paid
          Less: Dividends
                                                               -----------       -----------     -----------
          (A)
          Interest Paid
          Debt Principal Paid
          (B)                                                  -----------       -----------     -----------
          (A) / (B)
          Required                                             1.75:1            1.75:1          1.75:1

2.        Minimum Quarterly EBITDA [6.12.2]
          EBITDA (Quarter Only)
          Required                                             N/A               $13,000,000     $7,000,000

3.        Minimum Net Worth [6.12.3]
          Total Net Worth
          Required                                             $93,000,000       $95,000,000     $96,000,000

Based on 85% of the net worth at closing, net worth must increase by 50% of positive quarterly net income.

4.        Maximum Funded Indebtedness Ratio [6.12.4]
          Funded Indebtedness (E)
          EBITDA (F)
          (E) / (F)
          Required                                             2:00:1            2:00:1          2:00:1

5.        Consolidated Total Assets/Revenues Limitation [6.12.5]
          The Borrower is/is not in compliance.


Attested to:


-------------------------------                     ----------------------------
Chief Financial Officer                             Date
Enesco Group, Inc.

                                  EXHIBIT C-1
                               ENESCO GROUP, INC.
                           BORROWING BASE CERTIFICATE

In accordance with our Senior Revolving Credit Agreement (the "Agreement") dated August 3, 2000 between Enesco Group, Inc. (the "Borrower") and Fleet National Bank (the "Bank") (all capitalized terms as used herein having the meanings as described in the Agreement), I certify that the Borrowing Capacity as of ____________________, 2000 is as follows:

A.) TOTAL ACCOUNTS RECEIVABLE
                                                                ----------------
Less: Ineligible Accounts (1+2+3+4):
                                                                ----------------

1) Accounts > 120 days from due date
                                                  --------------
2) Accounts with payment terms 11/1,
   net 12/1 > 30 days from due date
                                                   --------------

3) Accounts where over 35% of the
   amount owed by such Account Debtor
   is otherwise classified as Ineligible
                                                  --------------

4) Other Ineligible Accounts
                                                  --------------

B.) TOTAL INELIGIBLE ACCOUNTS RECEIVABLE:
                                                                ----------------

C.) ELIGIBLE ACCOUNTS RECEIVABLE (A-B)
                                                                ----------------
- Multiplied by eighty percent (80%)
                                                                ----------------

D.) BORROWING CAPACITY [Not to exceed $50,000,000]
                                                                ----------------

E.) Current aggregate amount of all outstanding Advances
                                                                ----------------

EXECUTED AS A SEALED INSTRUMENT this ______ day of__________________, _________.



                                                  ENESCO GROUP, INC.


                                                  By:
                                                     ---------------------------
                                                     Its:

                                  EXHIBIT "D"

                              ASSIGNMENT AGREEMENT

This Assignment Agreement (this "Assignment Agreement") between_________________ _____________________ (the "Assignor") and _____________________________________
(the "Assignee") is dated as of ____________________________, 200__. The parties hereto agree as follows:

      1. PRELIMINARY STATEMENT. The Assignor is a party to a Senior Revolving Credit Agreement (which, as it may be amended, modified, renewed or extended from time to time is herein called the "Credit Agreement") described in Item I of Schedule I attached hereto ("Schedule 1"). Capitalized terms used herein and not otherwise defined herein shall have the meanings attributed to them in the Credit Agreement.

      2. ASSIGNMENT AND ASSUMPTION. The Assignor hereby sells and assigns to the Assignee, and the Assignee hereby purchases and assumes from the Assignor, an interest in and to the Assignor's rights and obligations under the Credit Agreement such that after giving effect to such assignment the Assignee shall have purchased pursuant to this Assignment Agreement the percentage interest specified in Item 3 of Schedule I of all outstanding rights and obligations under the Credit Agreement relating to the facilities listed in Item 3 of
Schedule I and the other Loan Documents. The aggregate Commitment (or Loans, if the applicable Commitment has been terminated) purchased by the Assignee hereunder is set forth in Item 4 of Schedule I.

      3. EFFECTIVE DATE. The effective date of this Assignment Agreement (the "Effective Date") shall be the later of the date specified in Item 5 of Schedule I or two Business Days (or such shorter period agreed to by the Bank) after a Notice of Assignment substantially in the form of Exhibit "I" attached hereto has been delivered to the Borrower. Such Notice of Assignment must include or be accompanied by any consents and other documents or certifications required to be delivered by the Bank by Section 12.3.1 of the Credit Agreement. In no event will the Effective Date occur if the payments required to be made by the Assignee to the Assignor on the Effective Date under Section 4 and 5 hereof are not made on the proposed Effective Date. The Assignor will notify the Assignee of the proposed Effective Date no later than the Business Day prior to the proposed Effective Date. As of the Effective Date, (i) the Assignee shall have the rights and obligations of the Bank under the Loan documents with respect to the rights and obligations assigned to the Assignee hereunder and (ii) the Assignor shall relinquish its rights and be released from its corresponding obligations under the Loan Documents with respect to the rights and obligations assigned to the Assignee hereunder.

      4. PAYMENT OBLIGATIONS. On and after the Effective Date, the Assignee shall be entitled to receive from the Bank all payments of principal, interest and fees with respect to the interest assigned hereby. The Assignee shall advance funds directly to the Bank with respect to all Loans and reimbursement payments made on or after the Effective Date with respect to the interest assigned hereby. [In consideration for the sale and assignment of Loans hereunder, (i) the Assignee shall pay the Assignor, on the Effective Date, an amount equal to the principal amount of the portion of all Alternate Base Rate Loans assigned to the Assignee hereunder and (ii) with respect to each LIBOR Loan made by the Assignor and assigned to the Assignee hereunder which is outstanding on the Effective Date, (a) on the last day of the Interest period therefor or (b) on such earlier date agreed to by the Assignor and the Assignee or (c) on the date on which any such LIBOR Loan either becomes due (by acceleration or otherwise) or is prepaid (the date as described in the foregoing clauses (a), (b) or (c) being hereinafter referred to as the "Payment Date"), the Assignee shall pay the Assignor an amount equal to the principal amount of the portion of such LIBOR Loan assigned to the Assignee which is outstanding on the Payment Date. If the Assignor and the Assignee agree that the Payment Date for such LIBOR Loan shall be the Effective Date, they shall agree to the interest rate applicable to the portion of such Loan assigned hereunder for the period form the Effective Date to the end of the existing Interest Period applicable to such LIBOR Loan (the "Agreed Interest Rate") and any interest received by the Assignee in excess of the Agreed Interest Rate shall be remitted to the Assignor. In the event interest for the period from the Effective Date to but not including the Payment Date is not paid by the Borrower with respect to any LIBOR Loan sold by the Assignor to the Assignee hereunder, the Assignee shall pay to the Assignor interest for such period on the portion of such LIBOR Loan sold by the Assignor to the Assignee hereunder at the applicable rate provided by the Credit Agreement. In the event a prepayment of any LIBOR Loan which is existing on the Payment Date and assigned by the Assignor to the Assignee hereunder occurs after the Payment Date but before the end of the Interest Period applicable to such LIBOR Loan, the Assignee shall remit to the Assignor the excess of the prepayment penalty paid with respect to the portion of such LIBOR Loan assigned to the Assignee hereunder over the amount which would have been paid if such prepayment penalty was calculated based on the Agreed Interest Rate. The Assignee will also promptly remit to the Assignor (i) any principal payments received by Assignor with respect to LIBOR Loans prior to the Payment Date and (ii) any amounts of interest on Loans and fees received by Assignor which relate to the portion of the Loans assigned to the Assignee hereunder for periods prior to the Effective Date, in the case of Alternate Base Rate Loans or fees, or the Payment Date, in the case of LIBOR Loans, and not previously paid by the Assignee to the Assignor.]* In the event that either party hereto receives any payment to which the other party hereto is entitled under this Assignment Agreement, then the party receiving such amount shall promptly remit it to the other party hereto.

*The Assignor may insert its standard payment provisions in lieu of the payment terms included in this Exhibit.

      5. FEES PAYABLE BY ASSIGNEE. The Assignee shall pay to the Assignor a fee on each day on which a payment of interest or facility fees is made under the Credit Agreement with respect to the amounts assigned to the Assignee hereunder (other than a payment of interest or commitment, fees for the period prior to the Effective Date or, in the case of LIBOR Loans, the Payment Date, which the Assignee is obligated to deliver to the Assignor pursuant to Section 4 hereof). The amount of such fee shall be the difference between (i) the interest or fee, as applicable, paid with respect to the amounts assigned to the Assignee hereunder and (ii) the interest or fee, as applicable, which would have been paid with respect to the amounts assigned to the Assignee hereunder if each interest rate was _____ of 1% less than the interest rate paid by the Borrower or if the facility fee was ______ of 1% less than the facility fee paid by the Borrower, as applicable. In addition, the Assignee agrees to pay _____% of the recordation fee required to be paid to the Assignor in connection with this Assignment Agreement.]

      6. REPRESENTATIONS OF ASSIGNOR: LIMITATIONS ON THE ASSIGNOR'S LIABILITY. The Assignor represents and warrants that it is the legal and beneficial owner of the interest begin assigned by it hereunder and that such interest is free and clear of any adverse claim created by the Assignor. It is understood and agreed that the assignment and assumption hereunder are made without recourse to the Assignor and that the Assignor makes no other representation or warranty of any kind to the Assignee. Neither the Assignor nor any of its officers, directors, employees, agents or attorneys shall be responsible for (i) the due execution, legality, validity, enforceability, genuineness, sufficiency or collectability of any Loan Document including without limitation, documents granting the Assignor a security interest in assets of the Borrower or any guarantor, (ii) any representation, warranty or statement made in or in connection with any of the Loan Documents, (iii) the financial condition or creditworthiness of the Borrower or any guarantor, (iv) the performance of or compliance with any of the terms or provisions of any of the Loan Documents, (v) the validity, enforceability, perfection, priority, condition, value or sufficiency of any collateral securing or purporting to secure the Loans or
(vii) any mistake, error of judgment, or action taken or omitted to be taken in connection with the Loans or the Loan Documents.

      7. REPRESENTATIONS AND AGREEMENTS OF ASSIGNEE. The Assignee (i) confirms that it has received a copy of the Credit Agreement, together with copies of the financial statements requested by the Assignee and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into this Assignment Agreement, (ii) agrees that it will, independently and without reliance upon the Bank or any other lender and based on such documents and information at it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Loan Documents, (iii) appoints and authorizes the Bank to take such action as agent on its behalf and to exercise such powers under the Loan Documents by the terms thereof, together with such powers as are reasonably incidental thereto, (iv) agrees that it will perform in accordance with their terms all of the obligations which by the terms of the Loan Documents are required to be performed by it as a lender, (v) agrees that its payment instructions and notice instructions are as set forth in the attachment to Schedule 1, (vi) confirms that none of the funds, monies, assets or other consideration being used to make the purchase and assumption hereunder are "plan assets"' as defined under ERISA and that its rights,- benefits and interests in and under the Loan Documents will not be "plan assets" under ERISA, and (vii) either (x) certifies that it is incorporated under the laws of the United States of America or a state thereof or (y) attaches the forms prescribed by the Internal Revenue Service of the United States certifying that the

Assignee is entitled to receive payments under the Loan Documents without deduction or withholding of any United States federal income taxes.

      8. INDEMNITY. The Assignee agrees to indemnify and hold the Assignor harmless against any and all losses, costs and expenses (including, without limitation, reasonable attorneys' fees) and liabilities incurred by the Assignor in connection with or arising in any manner from the Assignee's non-performance of the obligations assumed under this Assignment Agreement.

      9. SUBSEQUENT ASSIGNMENTS. After the Effective Date, the Assignee shall have the right pursuant to Section 12.3 of the Credit Agreement to assign the rights which are assigned to the Assignee hereunder to any entity or person, provided that (i) any such subsequent assignment does not violate any of the terms and conditions of the Loan Documents or any law, rule, regulation, order, writ, judgment, injunction or decree and that any consent required under the terms of the Loan Documents has been obtained and (ii) unless the prior written consent of the Assignor is obtained, the Assignee is not thereby released from its obligations to the Assignor hereunder, if any remain unsatisfied, including, without limitation, its obligations under Sections 4, [5] and 8 hereof.

      10. REDUCTIONS OF AGGREGATE COMMITMENT. If any reduction in the Commitment occurs between the date of this Assignment Agreement and the Effective Date, the percentage interest specified in Item 3 of Schedule I shall remain the same, but the dollar amount purchased shall be recalculated based on the reduced Aggregate Commitment.

      11. ENTIRE AGREEMENT. This Assignment Agreement and the attached Notice of Assignment embody the entire agreement and understanding between the parties hereto and supersede all prior agreements and understandings between the parties hereto relating to the subject matter hereof.

      12. GOVERNING LAW. This Assignment Agreement shall be governed by the internal law, and not the law of conflicts, of The Commonwealth of Massachusetts.

      13. NOTICES. Notices shall be given under this Assignment Agreement in the manner set forth in the Credit Agreement. For the purpose hereof, the addresses of the parties hereto (until notice of a change is delivered) shall be the address set forth in the attachment to Schedule 1.

         IN WITNESS WHEREOF, the parties hereto have executed this Assignment Agreement by their duly authorized officers as of the date first above written.



                                         [NAME OF ASSIGNOR]


                                         By:
                                            ------------------------------------

                                         Title:
                                               ---------------------------------

                                               ---------------------------------

                                               ---------------------------------


                                         [NAME OF ASSIGNEE]


                                         By:
                                            ------------------------------------

                                         Title:
                                               ---------------------------------

                                               ---------------------------------

                                               ---------------------------------

                                   SCHEDULE 1
                             to Assignment Agreement


      1. Description and Date of Credit Agreement:

      2. Date of Assignment Agreement: __________________, 200__.

      3. Amounts (As of Date of Item 2 above):

         a. Total of Commitments
            (Loans** under Credit
            Agreement                                 $
                                                       -----------

         b. Assignee's Percentage of
            the Facility purchased
            under the Assignment
            Agreement***                                         %
                                                      -----------

         c. Amount of Assigned Share in
            the Facility purchased
            under the Assignment
            Agreement                                            %
                                                      -----------

      4. Assignee's Aggregate (Loan
         Amount)** Commitment Amount
         Purchased Hereunder:                         $
                                                       -----------

      5. Proposed Effective Date:
                                                       -----------

Accepted and Agreed:

[NAME OF ASSIGNOR]                           [NAME OF ASSIGNEE]

By:                                          By:
   ------------------------                     --------------------------------
Title:                                       Title:
      ---------------------                        -----------------------------


** If a Commitment has been terminated, insert outstanding Loans in place of Commitment
***  Percentage taken to 10 decimal places

                Attachment to SCHEDULE I to ASSIGNMENT AGREEMENT


         Attach Assignor's Administrative Information Sheet, which must include notice address for the Assignor and the Assignee

                                  EXHIBIT "I"
                             to Assignment Agreement


                                     NOTICE
                                 OF ASSIGNMENT


                                                        __________________, 2000

To:    [NAME OF BORROWER]*

       ------------------------

       ------------------------

From:  [NAME OF ASSIGNOR] (the "Assignor")

       [NAME OF ASSIGNEE] (the "Assignee')

       1. We refer to that Credit Agreement (the "Credit Agreement") described in Item 1 of Schedule 1 attached hereto ("Schedule 1"). Capitalized terms used herein and not otherwise defined herein shall have the meanings attributed to them in the Credit Agreement.

       2. This Notice of Assignment (this "Notice") is given and delivered to the Borrower pursuant to Section 12.3.2 of the Credit Agreement.

       3. The Assignor and the Assignee have entered into an Assignment Agreement, dated as of ___________, 19 __ (the "Assignment"), pursuant to which, among other things, the Assignor has sold, assigned, delegated and transferred to the Assignee, and the Assignee has purchased, accepted and assumed from the Assignor the percentage interest specified in Item 3 of Schedule 1 of all outstanding, rights and obligations under the Credit Agreement relating to the facilities listed in Item 3 of Schedule 1. The Effective Date of the Assignment shall be the later of the date specified in Item 5 of Schedule 1 or two Business Days (or such shorter period as agreed to by the Assignor) after this Notice of Assignment and any consents and fees required by Sections 12.3.1 and 12.3.2 of the Credit Agreement have been delivered to the Assignor, provided that the Effective Date shall not occur if any condition precedent agreed to by the Assignor and the Assignee has not been satisfied.

       4. The Assignor and the Assignee hereby give to the Borrower notice of the assignment and delegation referred to herein.

       5. If Notes are outstanding on the Effective Date, the Assignee request and direct that the Assignor prepare and cause the Credit Parties to execute and deliver new Notes or, as appropriate, replacement Notes, to the Assignor and/or the Assignee, as the case may be. The Assignor and, if applicable, the Assignee each agree to deliver to the Assignee the original Notes received by it from the Credit Parties upon its receipt of new Notes in the appropriate amounts.

       6. The Assignee advises the Assignor that notice and payment instructions are set forth in the attachment to Schedule 1.

       7. The Assignee hereby represents and warrants that none of the funds, monies, assets or other consideration being used to make the purchase pursuant to the Assignment are "plan assets" as defined under ERISA and that its rights, benefits, and interests in and under the Loan documents will not be "plan assets" under ERISA.

       8. The Assignee authorizes the Bank to act as its agent under the Loan Documents in accordance with the terms thereof. The Assignee acknowledges that the Bank has no duty to supply information with respect to the Borrower or the Loan Documents to the Assignee until the Assignee becomes a party to the Credit Agreement.*

       9. The Assignee [CHOSE ONE, DEPENDING UPON ASSIGNEE'S DOMICILE] [certifies that it is incorporated under the laws of the United States of America or a state thereof] [attaches the forms prescribed by the Internal Revenue Service of the United States certifying that the Assignee is entitled to receive payments under the Loan Documents without deduction or withholding of any United States federal income taxes].

*May be eliminated if Assignee is a party to the Credit Agreement prior to the Effective Date.


NAME OF ASSIGNOR                            NAME OF ASSIGNEE


By:                                         By:
   ---------------------------                 --------------------------
Title:                                      Title:
      ------------------------                    -----------------------


                 [Attach photocopy of Schedule 1 to Assignment]

                                   EXHIBIT "E"
                 LOAN/CREDIT RELATED MONEY TRANSFER INSTRUCTION


To:       FLEET NATIONAL BANK
          pursuant to the Credit Agreement
          Described Below.

Re: Credit Agreement, dated as of August 3, 2000 (as the same may be amended or modified, the "Credit Agreement"), among Enesco, Group, Inc. (The "Borrower"), the Borrowing Subsidiaries, and the Bank. Terms used herein and not otherwise defined shall have the meanings assigned thereto in the Credit Agreement.

          The Bank is specifically authorized and directed to act upon the following standing money transfer instructions with respect to the proceeds of Advances requested from time to time by the undersigned Credit Party until receipt by the Bank of a specific written revocation of such instructions by the undersigned Credit Party, provided, however, that the Bank may otherwise transfer funds as hereafter directed in writing by the undersigned Credit Party in accordance with Section 13.1 of the Credit Agreement or based on any telephonic notice made in accordance with Section 2.13 of the Credit Agreement.


Facility Identification Number(s)
                                 -----------------------------------------------

Credit Party Name
                  --------------------------------------------------------------

FOR ADVANCES IN U.S. DOLLARS:

Transfer Funds To
                 ---------------------------------------------------------------

                 ---------------------------------------------------------------

For Account No
              ------------------------------------------------------------------

Reference/Attention To
                      ----------------------------------------------------------


Authorized Officer                          Date
                                                --------------------------------

-----------------------------               ------------------------------------
(Please Print)                                           Signature


   (Deliver Completed Form to Credit Support Staff For Immediate Processing)

                                   EXHIBIT "F"
                            ELECTION TO PARTICIPATE
                        Dated as of_____________________


FLEET NATIONAL BANK
   pursuant to the Senior Revolving
   Credit Agreement dated as of August 3, 2000
   (the "Agreement") among Enesco Group, Inc., the Borrowing Subsidiaries from time to time party thereto, and the Bank

Ladies and Gentlemen:

       Reference is made to the Agreement described above. Terms not defined herein which are defined in the Agreement have for the purposes hereof the meanings provided therein.

       The undersigned, [name of Borrowing Subsidiary], a [jurisdiction of incorporation] corporation, hereby elects to be a Borrowing Subsidiary for purposes of the Agreement, effective as of the date hereof. The undersigned (i) if a Foreign Borrowing Subsidiary organized outside the United Kingdom, confirms that the representations and warranties set forth in Article V-A (except from section 5A.2.2.) Are true and correct in all material respects as of the date hereof; (ii) if a Foreign Borrowing Subsidiary organized under the laws of the United Kingdom or a political subdivision within the United Kingdom confirms that the representations and warranties set forth in Article V-A (except for Section 5A.2.1.) Are true and correct in all material respects as of the date hereof; and (iii) if a Domestic Borrowing Subsidiary confirms that the representations and warranties set forth in Sections 5A.1, 5A.2.1, 5A.3, 5A.6, 5A.7 and 5A.8 of Article V-A are true and correct in all material respects as of the date hereof. The undersigned hereby agrees to perform all of its obligations as a "Borrowing Subsidiary" under, and to be bound in all respects by the terms of, the Agreement, including without limitation Section 9.14 thereof.

       The address (including telephone and telecopy numbers) to which all notices to the undersigned under the Agreement should be directed is:

                          ---------------------------

                          ---------------------------


       The Authorized Officers of the undersigned are:__________________________ and _________________________________, and their signatures are set forth in the incumbency certificate delivered herewith.


       This instrument shall be construed in accordance with the internal laws (and not the law of conflicts) of The Commonwealth of Massachusetts.

                                            Very truly yours,


                                            [NAME OF BORROWING SUBSIDIARY]


                                            By:
                                               ---------------------------------
                                            Title:
                                                  ------------------------------


       The undersigned hereby confirms that [name of Borrowing Subsidiary] is a "Borrowing Subsidiary" for purposes of the Agreement described above and reaffirms its obligations under Article XIV of the Agreement.


                                            ENESCO GROUP, INC.


                                            By:
                                               ---------------------------------
                                            Title:
                                                  ------------------------------


       Receipt of the above Election to Participate is hereby acknowledged on and as of the date set forth above.

                                            FLEET NATIONAL BANK


                                            By:
                                               ---------------------------------
                                            Title:
                                                  ------------------------------

                                   EXHIBIT "G"
                                    Guarantee

                                    GUARANTEE

     In consideration of FLEET NATIONAL BANK, a national banking association (hereinafter called the "Bank") extending credit or otherwise in its discretion giving time, financial or other accommodations to Enesco Group, Inc., a Massachusetts corporation (hereinafter called the "Borrower"), pursuant to a certain Senior Revolving Credit Agreement between the Borrower and the Bank dated _______________________ (the "Agreement") the undersigned (hereinafter called the "Guarantor") hereby unconditionally guarantees to the Bank that (a) the Borrower will duly and punctually pay or perform, at the place specified in the Agreement, or if no place is specified, at the Bank's principal place of business or at the branch of the Bank where this Guarantee is given, all indebtedness, obligations and liabilities, direct or indirect, matured or unmatured, primary or secondary, certain or contingent, of the Borrower to the Bank, now or hereafter owing or incurred under the terms of the Agreement (including without limitation costs and expenses incurred by the Bank in attempting to collect or enforce any of the foregoing) which are chargeable to the Borrower either by law or under the terms of the Bank's arrangements with the Borrower accrued in each case to the date of payment hereunder (collectively the "Obligations" and individually an "Obligation"); and (b) if there is any agreement or instrument executed and delivered in connection with the Agreement, the Borrower will perform in all other respects strictly in accordance with the terms thereof.

     This Guarantee is an absolute, unconditional and continuing Guarantee of the full and punctual payment and performance by the Borrower of the Obligations and not of their collectability only and is in no way conditioned upon any requirement that the Bank first attempt to collect any of the Obligations from the Borrower or any other party primarily or secondarily liable with respect thereto or resort to any security or other means of obtaining payment of any of the Obligations which the Bank now has or may acquire after the date hereof, or upon any other contingency whatsoever.

     Upon any default by the Borrower in the full and punctual payment and performance of the Obligations, the liabilities and obligations of the Guarantor hereunder shall, at the option of the Bank, become forthwith due and payable to the Bank without demand or notice of any nature, all of which are expressly waived by the Guarantor. Payments by the Guarantor hereunder may be required by the Bank on any number of occasions.

     The Guarantor further agrees, as the principal obligor and not as a guarantor only, to pay to the Bank forthwith upon demand, in funds immediately available to the Bank, all reasonable costs and expenses (including court costs and legal expenses) incurred or expended by the Bank in connection with this Guarantee and the enforcement hereof, together with interest on amounts recoverable under this Guarantee from the time such amounts become due until payment at the usual rate charged by the Bank in similar circumstances, but in no event more than the Default Rate as defined in the Agreement.

     The liability of the Guarantor hereunder shall be unlimited in amount as to the Obligations defined hereunder.

     The obligations of the Guarantor under this Guarantee shall continue in full force and effect until the Bank shall have received from the Guarantor written notice of the Guarantor's intention to discontinue this Guarantee, notwithstanding any intermediate or temporary payment or settlement of the whole or any part of the Obligations. No such notice shall affect the liability of the Guarantor hereunder with respect to any Obligations incurred by Borrower to the Bank or with respect to which the Bank has become committed prior to the receipt of such notice. In the event of any such discontinuance of this Guarantee, all advances and writings drawn or made by or for the account of the Borrower on the Bank or any of its agents purporting to be dated on or before the date such discontinuance is received by the Bank, although presented to and paid or accepted by the Bank after that date, shall form part of the Obligations. No such notice shall be effective unless received and acknowledged by an officer of the Bank at its principal place of business or at the branch of the Bank where this Guarantee is given.

     If the Bank receives any payment or payments on account of the Obligations, which payment or payments of any part thereof are subsequently invalidated, declared to be fraudulent or preferential, set aside and/or required to be repaid to a trustee, receiver, or any other party under any bankruptcy act or code, state or federal law, common law or equitable doctrine, then to the extent of any sum not finally retained by the Bank, the Guarantor's obligations to the Bank shall be reinstated and this Guarantee, and any security therefor, shall remain in full force and effect (or be reinstated) until payment shall have been made to the Bank, which payment shall be due on demand. If any action or proceeding seeking such repayment is pending or, in the Bank's sole judgment, threatened, this Guarantee and any security interest therefor shall remain in full force and effect notwithstanding that the Borrower may not then be obligated to the Bank.

     Regardless of the adequacy of any collateral or other means of obtaining repayment of the Obligations, the Bank is hereby authorized at any time and from time to time after the occurrence and during the continuation of an Event of Default, (as defined in the Agreement), without notice to the Guarantor (any such notice being expressly waived by the Guarantor) and to the fullest extent permitted by law, to set off and apply any and all deposits (general or special, time or demand, provisional or final) against the Obligations of the Guarantor, although such Obligations may be contingent or unmatured.

     The Bank shall be at liberty, without giving notice to or obtaining the assent of the Guarantor and without relieving the Guarantor of any liability hereunder, to deal with the Borrower and with each other party who now is or after the date hereof becomes liable in any manner for any of the Obligations, in such manner as the Bank in its sole discretion deems fit, and to this end the Guarantor gives to the Bank full authority in its sole discretion to do any or all of the following things: (a) extend credit, make loans and afford other financial accommodations to the Borrower at such times, in such amounts and on such terms as the Bank may approve; (b) vary the terms and grant extensions or renewals of any present or future indebtedness or obligation to the Bank of the Borrower or of any such other party; (c) grant time, waivers and other indulgences in respect thereto; (d) vary, exchange, release or discharge, wholly or partially, or delay in or abstain from perfecting and enforcing any security or Guarantee or other means of obtaining payment of any of the Obligations which the Bank now has or acquires after the date hereof, (e) accept partial payments from the Borrower or any such other party; (f) release or discharge, wholly or partially, any endorser or guarantor; and (g) compromise or make any settlement or other arrangement with the Borrower or any such other party.

     If for any reason the Borrower has no legal existence or is under no legal obligation to discharge any of the Obligations undertaken or purported to be undertaken by it or on its behalf, or if any of the moneys included in the Obligations have become unrecoverable from the Borrower by operation of law or for any other reason, this Guarantee shall nevertheless be binding on the Guarantor to the same extent as if the Guarantor at all times had been the principal debtor on all such Obligations. This Guarantee shall be, in addition to any other Guarantee or other security for the Obligations, and it shall not be prejudiced or rendered unenforceable by the invalidity of any such other Guarantee or security. Notwithstanding any payment by the Borrower to the Bank of the whole or any portion of the Obligations, if the Bank shall be required to pay any amount so paid to the Bank to a trustee in bankruptcy of the Borrower, the Guarantor shall remain liable for any sums so paid to said trustee.

     The Guarantor waives notice of acceptance hereof, notice of any action taken or omitted by the Bank in reliance hereof, and any requirement that the Bank be diligent or prompt in making demands hereunder, given notice of any default by the Borrower or asserting any other right of the Bank hereunder.

     Unless and until the Obligations have been paid in full, and all rights of a trustee in bankruptcy of the Guarantor, or other party in any other insolvency proceeding of the Borrower or Guarantor, to recover such payment or any portion thereof have expired, the Guarantor shall not exercise any right of subrogation, reimbursement or indemnity whatsoever against or from the Borrower nor any right of recourse to assets of the Borrower for the Obligations.

     Any demand on or notice to the Guarantor shall be in writing and shall be effective when handed to the Guarantor or left at or mailed or sent by telegraph to the Guarantor's usual or last-known address as appears in the records of the Bank.

     No provision of this Guarantee can be changed, waived or discharged except by an instrument in writing signed by the Bank and the Guarantor expressly referring to the provision of this Guarantee to which such instrument relates, and no such waiver shall extend to, affect or impair any right with respect to any Obligation which. is not expressly dealt with therein. No course of dealing or delay or omission on the part of the Bank in exercising any right shall operate as a waiver thereof or otherwise be prejudicial thereto.

     This Guarantee is intended to take effect as a sealed instrument to be governed by and construed in accordance with the laws of The Commonwealth of Massachusetts and shall inure to the benefit of the Bank and its successors in title and assigns, and shall be binding on the Guarantor and the Guarantor's heirs, assigns and legal representatives.

     Guarantor represents that the credit accommodations being made to the Borrower by the Bank will benefit of the Guarantor, a wholly owned subsidiary of the Borrower. In addition, the Guarantor represents it has determined that (i) this Guarantee is in furtherance of the Guarantor's corporate purposes, and (ii) that this Guarantee is necessary and convenient to the conduct, promotion and attainment of business of the Guarantor. Accordingly, Guarantor acknowledges an identity of interest with Borrower with respect to the transactions contemplated and occurring between Borrower and Bank.

     THE GUARANTOR AND THE BANK MUTUALLY HEREBY KNOWINGLY, VOLUNTARILY AND INTENTIONALLY WAIVE THE RIGHT TO A TRIAL BY JURY IN RESPECT OF ANY CLAIM BASED HEREON, ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS GUARANTEE OR ANY OTHER LOAN DOCUMENTS CONTEMPLATED TO BE EXECUTED IN CONNECTION HEREWITH OR ANY COURSE OF CONDUCT, COURSE OF DEALINGS, STATEMENTS (WHETHER VERBAL OR WRITTEN) OR ACTIONS OF ANY PARTY. THIS WAIVER CONSTITUTES A MATERIAL INDUCEMENT FOR THE BANK TO ACCEPT THIS GUARANTEE AND MAKE THE LOAN.




              [THE REMAINDER OF THIS PAGE INTENTIONALLY LEFT BLANK]

     IN WITNESS WHEREOF, the Guarantor has executed this Guarantee or has caused this Guarantee to be executed on its behalf by an officer or other person thereunto duly authorized on the ______ day of __________________, _______.

Witness:                           __________________________ [Guarantor]




_________________________________  By: _________________________________________

                                   Print Name: _________________________________

                                   Title: ______________________________________

                                  SCHEDULE "1"

                                  SUBSIDIARIES
(All subsidiaries are 100% owned, directly or indirectly, by Enesco Group, Inc.)


Subsidiary                                       Jurisdiction of Organization
----------                                       ----------------------------

Enesco Worldwide Giftware Group
-------------------------------
Border Fine Arts Company Limited                 Scotland
Chiltern Collection (1985) Limited               England
Enesco European Giftware Group Limited*          England
Enesco France S.A.                               France
Enesco Import GmbH                               Germany
Enesco International (H.K.) Limited*             Hong Kong
Enesco International Ltd.*                       Delaware
Lilliput Creations Limited**                     England
Lilliput Lane Limited                            England
N.C. Cameron & Sons Limited*                     Ontario, Canada
Enesco plc*                                      England

Hamilton Worldwide Direct Response Group
----------------------------------------
ABC Geschenkartikel Vertriebs GmbH**             Germany

Stanhome Worldwide Direct Selling Group
---------------------------------------
Stanhome Canada, Inc.**                          Canada
Stanhome Productos Para El Hagar Ltda.           Chile
Stanley Home Productos de Limpeze Ltda.          Brazil
Stanhome European Development Center SA          Spain

*Deemed to be a "material subsidiary" as of December 31, 1999 under the provisions of the Senior Revolving Credit Agreement dated as of August 3, 2000 among Enesco Group, Inc., the Borrowing Subsidiaries who may from time to time become party hereto, and the Bank.

                               ORGANIZATION CHART
                  FOR ENESCO GROUP, INC. AND MAJOR SUBSIDIARIES



                                     -------------------
                                      ENESCO GROUP, INC
                                     -------------------
                                              |
                                              |
                                      ----------------------------------------------------
                                      |                                                   |
        ---------------------------------------------------------                         |
        |                             |                         |                         |
---------------------    ---------------------------    --------------------     -----------------
 N.C. Cameron & Sons      Enesco International Ltd.      Enesco France S.A.       Enesco plc
 Limited  (Ontario)       (Delaware)                                              (England)
---------------------    ---------------------------    --------------------     -----------------
                            |                   |                                         |
                            |                   |                                         |
                            |                   |                                         |
                   ---------------       ----------------                        -----------------
                    Enesco Import          Enesco                                 Enesco European
                    GmbH                   International                          Giftware Group
                   ---------------         (H.K.)                                 (England)
                                           Limited                               -----------------
                                         ----------------







Note - Minor operating companies, management companies and inactive companies have been excluded.

                                   SCHEDULE 2

                          Liens on Property and Assets
                          ----------------------------


N.C. Cameron & Sons Limited accounts receivable and inventory to support the overdraft facility with Scotia Bank.

                                  SCHEDULE 5.7

                      Litigation and Contingent Obligations
                      -------------------------------------


     On July 12, 2000, Enesco Group, Inc. ("Enesco") received notice from the Securities and Exchange Commission, Division of Enforcement (the "SEC") that it is conducting an informal investigation in the matter of trading in the securities of Enesco leading up to and relating to the July 5, 2000 public announcement that Time Warner Inc.'s Warner Bros. Worldwide Consumer Products unit had awarded a license to Enesco for a line of Harry Potter products. Enesco intends to fully cooperate with the SEC's investigation.

     On July 28, 2000, Enesco received a letter from Jill S. Abrams, Esq., from the firm of Abbey, Gardy & Squitieri, counsel for Royce & Associates, threatening legal action against Enesco and certain Board members for alleged violations of Sections 10(b), 20(a) and 20A of the Securities Exchange Act of 1934. To date no lawsuit has been filed. Enesco believes that the threatened claims are without merit.

                                 SCHEDULE 6.11

                            Existing Negative Pledges
                            -------------------------


Enesco plc and its subsidiaries to Barclay's Bank
N.C. Cameron and Sons Limited to Scotia Bank

                                 SCHEDULE 6.15


                                Lines of Credit
                                ---------------


Banque National de Paris                     FRF                   4,800,000
Barclay's Bank                               GBP                  15,000,000
Scotia Bank                                  CAD                   5,000,000
Credit Lyonnais                              FRF                   2,000,000
Hong Kong Shanghai Bank                      USD                  10,000,000
LaSalle Bank                                 USD                  15,000,000
Fleet Bank                                   USD                  30,000,000
National City Bank (L/C facility)            USD                  50,000,000

                                 SCHEDULE 6.17

                              Existing Guarantees
                              -------------------



Hong Kong Shanghai Bank                      USD                  10,000,000
Barclay's Bank                               GBP                  15,000,000